Exhibit 4.8
TERMS AND CONDITIONS OF THE NOTES
The following are the Terms and Conditions of the Notes which, when construed together with Part A of the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement in relation to any Notes, will be applicable to each Series of Notes:
The Notes are constituted by a Trust Deed dated 19 June 2023 (as supplemented and/or amended from time to time, the “Trust Deed”) and made between Klarna Bank AB (publ) (the “Bank”, which term, for the avoidance of doubt, shall include its legal successors following universal succession (Sw: universalsuccession), by operation of law applicable in Sweden, upon consolidation, amalgamation, merger or any other similar occurrence), Klarna Holding AB (the “Company”, which term, for the avoidance of doubt, shall include its legal successors following universal succession (Sw: universalsuccession), by operation of law applicable in Sweden, upon consolidation, amalgamation, merger or any other similar occurrence) and BNY Mellon Corporate Trustee Services Limited (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the Holders (as described below). These Terms and Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Notes and any Coupons relating to them. Copies of the Trust Deed and of an Agency Agreement (as supplemented or amended from time to time, the “Agency Agreement”) dated 19 June 2023 and made between the Company, the Bank, the Trustee, The Bank of New York Mellon, London Branch in its capacities as principal paying agent (the “Principal Paying Agent”, which expression shall include any successor to The Bank of New York Mellon, London Branch in its capacity as such), as paying agent and as transfer agent and The Bank of New York Mellon SA/NV, Dublin Branch in its capacity as registrar (the “Registrar”, which expression shall include any successor to The Bank of New York Mellon SA/NV, Dublin Branch in its capacity as such), are available for inspection at the specified office of the Trustee (presently at 160 Queen Victoria Street, London EC4V 4LA) and each of the Paying Agents and the Registrar. All persons from time to time entitled to the benefit of obligations under any Notes shall be deemed to have notice of and to be bound by all of the provisions of the Trust Deed insofar as they relate to the Notes. References herein to “Agents” shall, where the context so requires, be to the Paying Agents, the Registrar and the Transfer Agents. References herein to the “Paying Agents” and the “Transfer Agents” shall include the Principal Paying Agent and any additional Paying Agent(s) and/or Transfer Agent(s) specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement.
References herein to the “Issuer” are to the Company or the Bank, as the case may be, as the Issuer of the Notes as indicated in Part A of the relevant Final Terms or Pricing Supplement (each as defined below).
References herein to “Exempt Notes” are to Notes for which no prospectus is required to be published under the Prospectus Regulation and/or the FSMA. For the purposes of these Terms and Conditions, “Prospectus Regulation” means Regulation (EU) 2017/1129 and “FSMA” means the Financial Services and Markets Act 2000 (as amended).
The final terms of the Notes (or the relevant provisions thereof) are set out in (i) in the case of Notes other than Exempt Notes, Part A of a final terms document (the “Final Terms”) relating to the Notes which completes these Terms and Conditions (the “Conditions”) or (ii) in the case of Exempt Notes, a pricing supplement (the “Pricing Supplement”) which supplements, amends, modifies and replaces these Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the Conditions, amend, modify or replace the Conditions for the purposes of the Exempt Notes. References to the “applicable Final Terms” are accordingly to Part A of the Final Terms (or the relevant provisions thereof) relating to the Notes and references to the “applicable Pricing Supplement” are accordingly to Part A of the Pricing Supplement (or the relevant provisions thereof) relating to the Exempt Notes.
Copies of the Final Terms will, in the case of Notes admitted to trading on the regulated market of the Irish Stock Exchange plc, trading as Euronext Dublin (“Euronext Dublin”), be published on the website of Euronext Dublin at https://live.euronext.com. If the Notes are to be admitted to trading on any other regulated market in the EEA, the applicable Final Terms will be published in accordance with the rules and regulations of the relevant listing authority or stock exchange and otherwise in accordance with Article 21 of the Prospectus Regulation. Copies of the Final Terms will also be available, upon request, free of charge, at the registered office of the Issuer and the specified office of the Principal Paying Agent and, in relation to a Tranche of Registered Notes, the Registrar save that, if the Final Terms or, in the case of Exempt Notes, the Pricing Supplement relates to Notes which are neither admitted to trading on a regulated market in the EEA nor offered in the EEA or the United Kingdom in circumstances where a prospectus is required to be published under the Prospectus Regulation and/or the FSMA (including Exempt Notes), copies will only be obtainable by a Holder of such Notes upon production of evidence satisfactory to the Issuer and the Principal Paying Agent or, as the case may be, the Registrar as to its holding of such Notes and identity.
The Holders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement and are deemed to have notice of those provisions applicable to them of the Agency Agreement.
As used herein, “Tranche” means Notes which are identical in all respects (including as to listing and admission to trading and save that a Tranche may comprise Notes in more than one denomination) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (a) expressed to be consolidated and form a single series and (b) identical in all respects (including as to listing and admission to trading) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.
Words and expressions defined in the Trust Deed, the Agency Agreement or used in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, shall have the same meanings where used in the Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Trust Deed and the Agency Agreement, the Trust Deed will prevail and, in the event of inconsistency between the Trust Deed or the Agency Agreement and the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, will prevail.
For the purposes of these Conditions, references to “Notes” are to Notes of the same Series and shall, as the context may require, be deemed to include any Temporary Global Note, Permanent Global Note, Definitive Bearer Notes, Registered Global Note or, as the case may be, Definitive Registered Notes (each as defined below). References to “Notes” shall, so far as the context permits, be deemed to include any Coupons (as defined below). References to “Holders” shall include holders of Coupons, as the context may require.

As used in these Conditions, “Authorised Signatory” means any director of the Issuer or any other person notified in writing to the Trustee and signed by any such director as being an Authorised Signatory in accordance with the Trust Deed.
1Form and Denomination
(a)Form
The Notes are issued in bearer form (“Bearer Notes”) or in registered form (“Registered Notes”) and, in the case of definitive Notes, serially numbered, in the currency (the “Specified Currency”) and the denomination(s) (the “Specified Denomination(s)”) specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement. Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.
The Notes may be fixed rate notes (“Fixed Rate Notes”), reset notes (“Reset Notes”), floating rate notes (“Floating Rate Notes”), zero coupon notes (“Zero Coupon Notes”) or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement.
The Notes may be Senior Preferred Notes, Senior Non-Preferred Notes or Subordinated Notes, depending upon the Status of the Notes shown in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement.
(b)Notes in Global Form and Exchanges Thereof
(i)Bearer Notes will be represented upon issue by a temporary global Note (a “Temporary Global Note”) in substantially the form (subject to amendment and completion) set out in the Trust Deed. On or after the date (the “Exchange Date”) which is 40 days after the completion of the distribution of the Notes of the relevant Tranche and provided certification as to the beneficial ownership thereof as required by U.S. Treasury regulations has been received, interests in the Temporary Global Note may be exchanged for either (as so specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement):
(A)interests in a permanent global Note in bearer form (a “Permanent Global Note”) representing the Notes of that Series and in substantially the form (subject to amendment and completion) set out in the Trust Deed; or
(B)Bearer Notes in definitive form (“Definitive Bearer Notes”), serially numbered and in substantially the form (subject to amendment and completion) set out in the Trust Deed.
(ii)In the case of Bearer Notes, interests in a Permanent Global Note will be exchangeable, in whole but not in part, (free of charge to the Holder) for Definitive Bearer Notes as indicated in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, either (A) upon not less than 60 days’ written notice (expiring at least 30 days after the Exchange Date) from the bearer to the Principal Paying Agent as described therein or (B) only upon the occurrence of an Exchange Event as described therein, upon notice from the bearer to the Principal

Paying Agent or, upon the occurrence of an Exchange Event described in (iii) below, from the Issuer to the Principal Paying Agent.
“Exchange Event” means (i) either of Euroclear (as defined below) or Clearstream, Luxembourg (as defined below) or any other clearing system by which the Notes have been accepted for clearing is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention to cease business permanently, (ii) an Event of Default in relation to the Notes as set out in Condition 6 occurs and is continuing, or (iii) at the option of the Issuer, if the Issuer or any Paying Agent, by reason of any change in, or amendment to, Swedish law, is or will be required to make any deduction or withholding from any payment under the Notes which would not be required if such Notes were in definitive form. The Issuer will promptly give notice to Holders in accordance with Condition 15 and to the Principal Paying Agent if an Exchange Event occurs. Any such exchange following the occurrence of an Exchange Event shall occur not later than 45 days after the date of receipt of the first relevant notice by the Principal Paying Agent.
(iii)The following legend will appear on all permanent and definitive Bearer Notes which have an original maturity of more than 1 year and on all Coupons and Talons relating to such Notes:
“ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE.”
The sections referred to provide that United States persons, with certain exceptions, will not be entitled to deduct any loss on Bearer Notes or Coupons or Talons and will not be entitled to capital gains treatment of any gain on any sale, disposition, redemption or payment of principal in respect of Bearer Notes or Coupons or Talons.
(iv)Registered Notes will be represented upon issue by beneficial interests in a Registered Global Note (a “Registered Global Note”) which will be deposited with a common depositary or a common safekeeper, as the case may be, for, and in respect of, interests held through Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream, Luxembourg”) and registered in the name of a nominee of Euroclear and Clearstream, Luxembourg or in the name of a nominee of the common safekeeper.
An interest in the Registered Global Note may be exchanged for a definitive Registered Note (a “Definitive Registered Note”) in the limited circumstances set out in such Registered Global Note. A Definitive Registered Note may be exchanged for another Definitive Registered Note under certain circumstances described in the Agency Agreement.
(c)Surrender of Global Notes in Exchange for Definitive Notes
In order to exchange interests in a global Note for definitive Notes, a Holder must surrender or, as the case may be, present the relevant Temporary Global Note or Permanent Global Note at the specified office of the Principal Paying Agent or, as the case may be, present the relevant Registered Global Note at the specified office of the Registrar or its agent, together, in each case, with a request in writing specifying the principal amount of such Temporary Global Note or Permanent Global Note or, as the case may be, Registered Global Note, to be exchanged.
(d)Coupons
Interest-bearing Definitive Bearer Notes will have attached thereto at the time of their initial delivery coupons (“Coupons”) and, if applicable, talons for further Coupons (“Talons”), presentation of which will be a prerequisite to the payment of interest in certain circumstances specified below. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Bearer Notes in global form do not have Coupons or Talons attached on issue.
(e)Exchange of Registered Notes
Registered Notes will not be exchangeable for Bearer Notes and vice versa.
2Title
(a)Title to Bearer Notes
Title to Bearer Notes and Coupons passes by delivery and references herein to “Holders” of Bearer Notes and Coupons are to the bearers of such Bearer Notes and Coupons.
(b)Title to Registered Notes
Title to Registered Notes passes by registration in the register which is kept by the Registrar. References herein to “Holders” of Registered Notes are to the persons in whose names such Notes are so registered or, in the case of joint holders, the first named thereof.
(c)Ownership
The Holder of any Note or Coupon will (except as otherwise required by applicable law or regulatory requirement) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest thereof or therein, any writing thereon, or any theft or loss thereof) and no person shall be liable for so treating such Holder.
(d)Transfer of Registered Notes in definitive form
Definitive Registered Notes may, upon the terms and subject to the conditions set forth in the Agency Agreement, be transferred in whole or in part only (in the authorised denominations set out in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) upon the surrender of the Registered Note to be transferred for registration of the transfer of the Registered Note (or the relevant part thereof), together with the form of transfer endorsed on it duly completed and executed, at the specified office of the Registrar or any Transfer Agent. A new Registered Note will be issued to the transferee and, in the case of a transfer of part only of a Registered Note, a new Registered Note in respect of the balance not transferred will be issued to the transferor.

(e)Delivery of New Registered Notes in definitive form
Each new Registered Note to be issued upon the transfer of Registered Notes in definitive form shall be available for delivery within five business days at the specified office of the Registrar or the relevant Transfer Agent after receipt of the form of transfer. Delivery of the new Registered Note shall be made at the specified office of the Registrar or of the Transfer Agent, as the case may be, to whom delivery of such form of transfer shall have been made or, at the option of the Holder making such delivery as aforesaid and as specified in the relevant form of transfer or otherwise in writing, be mailed by uninsured post at the risk of the Holder entitled to the new Registered Note to such address as may be so specified, unless such Holder requests otherwise and pays in advance to the relevant Agent the costs of such other method of delivery and/or such insurance as it may specify. For these purposes, a form of transfer received by the Registrar during the period of 15 days ending on the due date for any payment on the relevant Registered Notes shall be deemed not to be effectively received by the Registrar until the day following the due date for such payment. For the purposes of this Condition 2(e), “business day” means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place where the specified office of the Registrar is located.
(f)Charges on Transfer
The issue of new Registered Notes on transfer will be effected without charge by or on behalf of the Issuer or the Registrar, but upon payment by the applicant of (or the giving by the applicant of such indemnity as the Registrar may require in respect of) any tax or other governmental charges which may be imposed in relation thereto.
(g)Transfers of Registered Notes in global form
Transfers of beneficial interests in Registered Global Notes will be effected by Euroclear or Clearstream, Luxembourg, as the case may be, and, in turn, by other participants and, if appropriate, indirect participants in such clearing systems acting on behalf of transferors and transferees of such interests. A beneficial interest in a Registered Global Note will, subject to compliance with all applicable legal and regulatory restrictions, be transferable for Notes in definitive form or for a beneficial interest in another Registered Global Note only in the authorised denominations set out in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement and only in accordance with the rules and operating procedures for the time being of Euroclear or Clearstream, Luxembourg, as the case may be, and in accordance with the terms and conditions specified in the Agency Agreement.
3Status
(a)Status - Senior Preferred Notes
(i)This Condition 3(a) is applicable in relation to Notes specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement as being Senior Preferred Notes.
(ii)The Senior Preferred Notes constitute unsubordinated and unsecured obligations of the Issuer and rank pari passu without any preference among themselves. The rights of the Holder of any Senior Preferred Note in respect of or arising from the Senior

Preferred Notes (including any Coupons relating to the Senior Preferred Notes and any damages awarded for breach of any obligations under these Conditions, if any are payable) shall, in the event of the voluntary or involuntary liquidation (Sw: likvidation) or bankruptcy (Sw: konkurs) of the Issuer rank:
(A)at least pari passu with all other unsecured indebtedness of the Issuer from time to time outstanding; and
(B)senior to any Senior Non-Preferred Liabilities and subordinated obligations of the Issuer, subject, in all cases, to mandatory provisions of Swedish law.
(b)Status - Senior Non-Preferred Notes
(i)This Condition 3(b) is applicable in relation to Notes specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement as being Senior Non-Preferred Notes.
(ii)The Senior Non-Preferred Notes constitute unsubordinated and unsecured obligations of the Issuer and rank pari passu without any preference among themselves. The rights of the Holder of any Senior Non-Preferred Note in respect of or arising from the Senior Non-Preferred Notes (including any Coupons relating to the Senior Non-Preferred Notes and any damages awarded for breach of any obligations under these Conditions, if any are payable) shall, in the event of the voluntary or involuntary liquidation (Sw: likvidation) or bankruptcy (Sw: konkurs) of the Issuer, have Senior Non-Preferred Ranking, meaning that they rank:
(A)pari passu with all other Senior Non-Preferred Liabilities of the Issuer;
(B)senior to holders of all classes of ordinary shares of the Issuer and any subordinated obligations or other securities of the Issuer (including the Subordinated Notes) which by law rank, or by their terms are expressed to rank, junior to the Senior Non-Preferred Liabilities of the Issuer; and
(C)junior to present or future claims of (a) depositors of the Issuer and (b) other unsubordinated creditors of the Issuer that are not creditors in respect of Senior Non-Preferred Liabilities of the Issuer (and accordingly, junior to claims arising from “excluded liabilities” within the meaning of Article 72a(2) of the CRR), subject, in all cases, to mandatory provisions of Swedish law.
The provisions of this Condition 3(b) apply only to the principal and interest and any other amounts payable in respect of the Senior Non-Preferred Notes and nothing in this Condition 3(b) shall affect or prejudice the payment of the costs, charges, expenses, liabilities or remuneration of the Trustee or the rights and remedies of the Trustee in respect thereof.

In these Conditions:
“Applicable MREL Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies then in effect in Sweden giving effect to any MREL Requirement or any successor regulations then applicable to the Issuer or the Group, as the case may be, including, without limitation to the generality of the foregoing, CRD and the BRRD (whether or not such requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to the Issuer or the Group, as the case may be);
“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as the same may be amended or replaced from time to time (including by BRRD II);
“BRRD II” means Directive (EU) 2019/879 of the European Parliament and of the Council of 20 May 2019 amending Directive 2014/59/EU as regards the loss-absorbing and recapitalisation capacity of credit institutions and investment firms and Directive 98/26/EC, as the same may be amended or replaced from time to time;
“CRD” means the legislative package consisting of the CRD Directive and the CRR and any CRD Implementing Measures;
“CRD Directive” means Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013, as the same may be amended or replaced from time to time (including by the CRD V Directive);
“CRD Implementing Measures” means any regulatory capital rules or regulations, or other requirements, which are applicable to the Issuer or the Group, as the case may be, and which prescribe (alone or in conjunction with any other rules or regulations) the requirements to be fulfilled by financial instruments for their inclusion in the regulatory capital of the Issuer or the Group, as the case may be, (on a non-consolidated or consolidated basis) to the extent required by the CRD Directive or the CRR, including for the avoidance of doubt any regulatory technical standards released by the European Banking Authority (or any successor or replacement thereof);
“CRD V Directive” means Directive (EU) 2019/878 as regards exempted entities, financial holding companies, mixed financial holding companies, remuneration, supervisory measures and powers and capital conservation measures of the European Parliament and of the Council of 20 May 2019 amending Directive 2013/36/EU, as the same may be amended or replaced from time to time;
“CRR” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013, as the same may be amended or replaced from time to time (including by the CRR II);
“CRR II” means Regulation (EU) No. 2019/876 as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk, market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 575/2013, and Regulation (EU) No 648/2012, as amended or replaced from time to time;
“Group” means the Company and its Subsidiaries;
“Senior Non-Preferred Liabilities” means liabilities having Senior Non-Preferred Ranking;
“Senior Non-Preferred Ranking” means the ranking which is described in the second sentence of the first paragraph of section 18 of the Swedish Rights of Priority Act (Sw. 18 § 1 st andra meningen förmånsrättslagen (1970:979)), as the same may be amended or replaced from time to time; and
“Subsidiary” means, in relation to any person, any Swedish or foreign legal entity (whether incorporated or not), which at the time is a subsidiary (Sw. dotterföretag) of such person, directly or indirectly, as defined in the Swedish Companies Act (Sw. aktiebolagslag (2005:551)).
(c)Status - Subordinated Notes
(i)This Condition 3(c) is applicable in relation to Notes specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, as being Subordinated Notes.
(ii)Notes specified as being Subordinated Notes constitute subordinated and unsecured obligations of the Issuer and rank pari passu without any preference among themselves. The rights of the Holder of any Subordinated Note in respect of or arising from the Subordinated Notes (including any Coupons relating to the Subordinated Notes and any damages awarded for breach of any obligations under these Conditions, if any are payable) shall, in the event of the voluntary or involuntary liquidation (Sw: likvidation) or bankruptcy (Sw: konkurs) of the Issuer, (i) be subordinated in right of payment to the claims of Senior Creditors of the Issuer; (ii) rank at least pari passu with the claims of all other subordinated creditors of the Issuer which in each case by law rank, or by their terms are expressed to rank, pari passu with the Subordinated Notes; and (iii) rank senior to all classes of ordinary shares of the Issuer and any junior subordinated obligations or other securities of the Issuer which by law rank, or by their terms are expressed to rank, junior to the Subordinated Notes, subject, in all cases, to mandatory provisions of Swedish law, including but not limited to the Swedish implementation of Article 48(7) of the BRRD. The Issuer reserves the right to issue further subordinated notes and other subordinated obligations in the future, which may rank senior to, pari passu with, or junior to, the Subordinated Notes.
For the purposes of this Condition 3(c), “Senior Creditors” means creditors of the Issuer (i) who are depositors and/or other unsubordinated creditors of the Issuer (including Holders of the Senior Preferred Notes and the Senior Non-Preferred Notes); or (ii) who are subordinated creditors of the Issuer (whether in the event of a voluntary or involuntary liquidation (Sw: likvidation) or bankruptcy (Sw: konkurs) of the Issuer or otherwise) other than those whose claims by law rank, or by their terms are expressed to rank, pari passu with or junior to the claims of the Holders of Subordinated Notes.
The provisions of this Condition 3(c) apply only to the principal and interest and any other amounts payable in respect of the Subordinated Notes and nothing in this Condition 3(c) shall affect or prejudice the payment of the costs, charges, expenses, liabilities or remuneration of the Trustee or the rights and remedies of the Trustee in respect thereof.
(d)Waiver of set-off, netting or counterclaim etc
No Holder of Notes who in the event of the liquidation (Sw: likvidation) or bankruptcy (Sw: konkurs) of the Issuer shall be indebted to the Issuer shall be entitled to exercise any right of set-off, netting, counterclaim, retention or compensation in respect of moneys owed by the Issuer in respect of the Notes (including any damages awarded for breach of any obligations under these Conditions, if any are payable) held by such Holder. Notwithstanding the preceding sentence, if any of the amounts owing to any Holder by the Issuer in respect of, or arising under or in connection with, the Notes is discharged by set-off, netting, counterclaim, retention or compensation, such Holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to the Issuer and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Issuer and accordingly any such discharge shall be deemed not to have taken place.
4Interest
(a)Interest on Fixed Rate Notes
Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to (and including) the Maturity Date.
For these purposes, “Business Day” has the meaning given to it in Condition 4(c)(i).
If the Notes are in definitive form, except as provided in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, amount to the Broken Amount so specified.
As used in these Conditions, “Fixed Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.
Except in the case of Notes in definitive form where an applicable Fixed Coupon Amount or Broken Amount is specified in the applicable Final Terms or, in the case of Exempt Notes,

the applicable Pricing Supplement, interest shall be calculated in respect of any period by applying the Rate of Interest to:
(A)    in the case of Fixed Rate Notes which are represented by a global Note, the aggregate outstanding principal amount of the Fixed Rate Notes represented by such global Note; or
(B)    in the case of Fixed Rate Notes in definitive form, the Calculation Amount specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement;
and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Fixed Rate Note in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.
“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 4(a):
(i)if “Actual/Actual (ICMA)” is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement:
(A)in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (I) the number of days in such Determination Period and (II) the number of Determination Dates (as specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) that would occur in one calendar year; or
(B)in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:
(aa)    the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and
(bb)    the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year;

(ii)if “30/360” is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360; and
(iii)if “Actual/365 (Fixed)” is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the actual number of days in the relevant period divided by 365.
In the Conditions:
“Determination Period” means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and
“sub unit” means, with respect to any currency other than Euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to Euro, one cent.
(b)Interest on Reset Notes
(i)Rates of Interest and Interest Payment Dates
Each Reset Note bears interest:
(A)from (and including) the Interest Commencement Date until (but excluding) the First Reset Date at the rate(s) per annum equal to the Initial Rate(s) of Interest;
(B)from (and including) the First Reset Date until (but excluding) the Second Reset Date or, if no such Second Reset Date is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the Maturity Date at the rate per annum equal to the First Reset Rate of Interest; and
(C)for each Subsequent Reset Period thereafter (if any), at the rate per annum equal to the relevant Subsequent Reset Rate of Interest, payable, in each case, in arrear on the date(s) so specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement on which interest is payable in each year (each an “Interest Payment Date”) and on the Maturity Date if that does not fall on an Interest Payment Date.
The Calculation Agent will, at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant period, and will calculate the amount of interest (the “Interest Amount”) payable on the Reset Notes for the relevant period by applying the Rate of Interest to:
(aa)    in the case of Reset Notes which are represented by a global Note, the aggregate outstanding nominal amount of the Reset Notes represented by such global Note; or
(bb)    in the case of Reset Notes in definitive form, the Calculation Amount specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement;
and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Reset Note in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Reset Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.
In this Condition 4(b):
“Benchmark Gilt” means, in respect of a Reset Period, such United Kingdom government security having a maturity date on or about the last day of such Reset Period as either the Issuer or, at the option of the Issuer, an Independent Adviser, in either case with the advice of the Reset Reference Banks, may determine to be appropriate;
“Business Day” has the meaning given in Condition 4(c)(i) or (i) if CMT Rate is specified as the Reset Reference Rate in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, such term means a U.S. Government Securities Business Day (as defined in Condition 4(c)(ii)Error! Reference source not found.(IV)) or (ii) if Benchmark Gilt Rate is specified as the Reset Reference Rate in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, such term means a day, other than a Saturday or Sunday, on which banks and foreign exchange markets are open for general business in London;
“Day Count Fraction” and related definitions have the meanings given in Condition 4(a);
“First Margin” means the margin specified as such in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement;
“First Reset Date” means the date specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement;
“First Reset Period” means the period from (and including) the First Reset Date until (but excluding) the Second Reset Date or, if no such Second Reset Date is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the Maturity Date;
“First Reset Period Fallback Yield” means the yield specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement;
“First Reset Rate of Interest” means, in respect of the First Reset Period and, if applicable, subject to Condition 4(b)(ii), Condition 4(d) and Condition 4(e), the rate of interest determined by the Calculation Agent on (or, if applicable, in respect of) the relevant Reset Determination Date as the sum of the relevant Reset Reference Rate and the First Margin, with such sum being converted (if Reset Reference Rate Conversion is specified as applicable in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) from the Original Reset Reference Rate Payment Basis to a basis which matches the per annum frequency of Interest Payment Dates in respect of the Notes (such calculation to be determined by the Issuer in conjunction with a leading financial institution selected by it);
“Gilt Yield Quotations” means, with respect to a Reset Reference Bank and a Reset Period, the arithmetic mean of the bid and offered yields (on a semi-annual compounding basis) for the Benchmark Gilt in respect of that Reset Period, expressed as a percentage, as quoted by such Reset Reference Bank;
“H.15” means the daily statistical release designated as H.15, or any successor publication, published by the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15 or any successor site or publication;
“Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Issuer at its own cost;
“Initial Mid-Swap Rate” has the meaning specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement;
“Initial Rate of Interest” has the meaning specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement;
“Mid-Market Swap Rate” means, subject as provided in Condition 4(d) (if applicable), for any Reset Period the arithmetic mean of the bid and offered rates for the fixed leg payable with a frequency equivalent to the Original Reset Reference Rate Payment Basis (calculated on the day count basis customary for fixed rate payments in the Specified Currency as determined by the Calculation Agent) of a fixed-for-floating interest rate swap transaction in the Specified Currency which transaction (i) has a term equal to the relevant Reset Period and commencing on the relevant Reset Date, (ii) is in an amount that is representative for a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market and (iii) has a floating leg based on the Mid-Swap Floating Leg Benchmark Rate for the Mid-Swap Floating Leg Maturity (as specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) (calculated on the day count basis customary for floating rate payments in the Specified Currency as determined by the Calculation Agent);

“Mid-Market Swap Rate Quotation” means a quotation (expressed as a percentage rate per annum) for the relevant Mid-Market Swap Rate;
“Mid-Swap Floating Leg Benchmark Rate” means, subject as provided in Condition 4(d) (if applicable), EURIBOR if the Specified Currency is Euro or if the Specified Currency is not Euro the benchmark rate most closely connected with such Specified Currency and selected by the Issuer at its sole discretion;
“MREL Eligible Liabilities” means “eligible liabilities” (or any equivalent or successor term) which are available to meet any MREL Requirement (however called or defined by then Applicable MREL Regulations) of the Issuer and/or the Group, as the case may be, under Applicable MREL Regulations;
“MREL Requirement” means the minimum requirement for own funds and eligible liabilities which is or, as the case may be, will be applicable to the Issuer and/or the Group, as the case may be;
“Original Reset Reference Rate Payment Basis” has the meaning specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement. In the case of Notes other than Exempt Notes, the Original Reset Reference Rate Payment Basis shall be annual, semi-annual, quarterly or monthly;
“Rate of Interest” means the Initial Rate of Interest, the First Reset Rate of Interest or the Subsequent Reset Rate of Interest, as applicable;
“Reference Bond” means, in relation to any Reset Period, a government security or securities issued by the state responsible for issuing the Specified Currency (which, if the Specified Currency is Euro, shall be Germany), as selected by the Issuer at its sole discretion, that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in the Specified Currency and of a comparable maturity to such Reset Period;
“Reference Bond Quotation” means, in relation to a Reset Reference Bank and a Reset Determination Date:
(i)    if Reference Bond is specified as the Reset Reference Rate in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the arithmetic mean of the bid and offered yields for the relevant Reference Bond provided to the Calculation Agent by such Reset Reference Bank at approximately the Relevant (Reset) Time on such Reset Determination Date; or
(ii)    if CMT Rate is specified as the Reset Reference Rate in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the rate of the Original Reset Reference Rate Payment Basis yield-to-maturity based on the secondary market bid price of the relevant Reset U.S. Treasury Security as determined by the Reset Reference Bank at approximately the Relevant (Reset) Time on the Business Day following such Reset Determination Date;

“Relevant (Reset) Time” shall mean approximately 11.00 a.m. in the principal financial centre of the Specified Currency, or such other time as specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement;
“Relevant Screen Page” has the meaning specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement or such other page, section or other part as may replace it on the relevant information service or such other information service, in each case, as may be nominated by the person providing or sponsoring the information appearing there for the purpose of displaying rates or yields (as the case may be) comparable to the Reset Reference Rate;
“Reset Date” means the First Reset Date, the Second Reset Date and each Subsequent Reset Date (as applicable);
“Reset Determination Date” means, in respect of the First Reset Period, the second Business Day prior to the First Reset Date; in respect of the first Subsequent Reset Period, the second Business Day prior to the Second Reset Date; and, in respect of each Subsequent Reset Period thereafter, the second Business Day prior to the first day of each such Subsequent Reset Period;
“Reset Period” means the First Reset Period or a Subsequent Reset Period, as the case may be;
“Reset Period Maturity Initial Mid-Swap Rate” has the meaning specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement;
“Reset Reference Bank Rate” means, in relation to a Reset Period and the Reset Determination Date in relation to such Reset Period, the rate (expressed as a percentage rate per annum and rounded, if necessary, to the fifth decimal place, with 0.000005 being rounded upwards) determined on the basis of the Reference Bond Quotations provided by the Reset Reference Banks to the Calculation Agent at approximately:
(i)    if Reference Bond is specified as the Reset Reference Rate in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the Relevant (Reset) Time on such Reset Determination Date; or
(ii)    if CMT Rate is specified as the Reset Reference Rate in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the Relevant (Reset) Time on the Business Day following such Reset Determination Date.
If at least three such Reference Bond Quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean (rounded as aforesaid) of the Reference Bond Quotations provided, eliminating the highest quotation (or in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two Reference Bond Quotations are provided, the Reset Reference

Bank Rate will be the arithmetic mean (rounded as aforesaid) of the Reference Bond Quotations provided. If fewer than two Reference Bond Quotations are provided, the Reset Reference Bank Rate for the relevant Reset Period will be:
(i)    in the case of each Reset Period other than the First Reset Period:
(a)    if Subsequent Reset Rate Previous Rate Final Fallback is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement as being applicable, the Reset Reference Rate in respect of the immediately preceding Reset Period; or
(b)    if Subsequent Reset Rate Last Observable Rate Final Fallback is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement as being applicable, (i) if Reference Bond is specified as the Reset Reference Rate in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the arithmetic mean (expressed as a percentage rate per annum and rounded, if necessary, to the nearest 0.001 per cent. (0.0005 per cent. being rounded upwards)) of the last observable bid and offered yields of the relevant Reference Bond, as determined by the Calculation Agent by reference to the Relevant Screen Page; or (ii) if CMT Rate is specified as the Reset Reference Rate in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the last observable Original Reset Reference Rate Payment Basis yield for U.S. Treasury Securities at “constant maturity” for a period of maturity which is equal or comparable to the duration of the relevant Reset Period, as published in H.15 under the caption “Treasury constant maturities (nominal)”, as that yield is displayed on the Relevant Screen Page; or
(ii)    in the case of the First Reset Period:
(a)    if Initial Rate Final Fallback is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement as being applicable, the First Reset Period Fallback Yield; or
(b)    if Last Observable Rate Final Fallback is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement as being applicable, (i) if Reference Bond is specified as the Reset Reference Rate in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the arithmetic mean (expressed as a percentage rate per annum and rounded, if necessary, to the nearest 0.001 per cent. (0.0005 per cent. being rounded upwards)) of the last observable bid and offered yields of the relevant Reference Bond, as determined by the Calculation Agent by reference to the Relevant Screen Page; or (ii) if CMT Rate is specified as the Reset Reference Rate in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the last observable Original Reset Reference Rate Payment Basis yield for U.S. Treasury Securities at “constant maturity” for a period of maturity which is equal or comparable to the duration of the relevant Reset Period, as published in H.15 under the caption “Treasury constant maturities (nominal)”, as that yield is displayed on the Relevant Screen Page;
provided that:
(A)    if the application of sub-paragraph (i)(b) or (ii)(b), as applicable, in the determination of the Issuer (such determination to be confirmed by the Issuer to the Trustee in a certificate signed by two directors or other Authorised Signatories of the Issuer, upon which the Trustee may rely without liability or enquiry to any person), could reasonably be expected to prejudice the qualification (to the extent applicable to the relevant Notes at the relevant time) of the relevant Series of Notes (in the case of Subordinated Notes) as Tier 2 capital or (in the case of Senior Preferred Notes or Senior Non-Preferred Notes) as MREL Eligible Liabilities (to the extent the relevant Series counts as such at the relevant time), as the case may be, then sub-paragraph (i)(a) or (ii)(a), as applicable, above will apply, and
(B)    in the case of an issue of Senior Preferred Notes or Senior Non-Preferred Notes only and to the extent applicable to the relevant Notes at the relevant time) if the application of sub- paragraph (i)(b) or (ii)(b), as applicable, could, in the determination of the Issuer (such determination to be confirmed by the Issuer to the Trustee in a certificate signed by two directors or other Authorised Signatories of the Issuer, upon which the Trustee may rely without liability or enquiry to any person), reasonably be expected to result in the Relevant Regulator treating the next Interest Payment Date or Reset Date, as the case may be, as the effective maturity of the Notes, rather than the relevant Maturity Date, then sub-paragraph (i)(a) or (ii)(a), as applicable, above will apply;
“Reset Reference Banks” means the principal office in the principal financial centre of the Specified Currency of five major banks:
(i)    if Mid-Swap Rate is specified as the Reset Reference Rate in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, in the swap, money, securities or other market most closely connected with the relevant Reset Reference Rate;
(ii)    if Reference Bond is specified as the Reset Reference Rate in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, which are primary government securities dealers or market makers in pricing corporate bond issues denominated in the Specified Currency;
(iii)    if CMT Rate is specified as the Reset Reference Rate in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement,

which are primary U.S. Treasury Securities dealers or market makers in pricing corporate bond issues denominated in U.S. dollars, as published on the Federal Reserve Bank of New York’s Website (as defined in Condition 4(c)(ii)Error! Reference source not found.(IV) below); or
(iv)    if Benchmark Gilt Rate is specified as the Reset Reference Rate in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, which are brokers of gilts and/or gilt-edged market makers, in each case, as selected by the Issuer at its sole discretion;
“Reset Reference Rate” means, in relation to a Reset Determination Date and, if applicable, subject to Condition 4(b)(ii), Condition 4(d) and Condition 4(e):
(i)    if Mid-Swap Rate and Single Mid-Swap Rate are specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement the rate for swaps in the Specified Currency:
(A)    with a term equal to the relevant Reset Period; and
(B)    commencing on the relevant Reset Date,
which appears on the Relevant Screen Page; or
(ii)    if Mid-Swap Rate and Mean Mid-Swap Rate are specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement the arithmetic mean (expressed as a percentage rate per annum and rounded, if necessary, to the nearest 0.001 per cent. (0.0005 per cent. being rounded upwards)) of the bid and offered swap rate quotations for swaps in the Specified Currency:
(A)    with a term equal to the relevant Reset Period; and
(B)    commencing on the relevant Reset Date,
which appear on the Relevant Screen Page,
in either case, as at the Relevant (Reset) Time on such Reset Determination Date, all as determined by the Calculation Agent; or
(iii)    if Reference Bond is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement:
(A)    the arithmetic mean (expressed as a percentage rate per annum and rounded, if necessary, to the nearest 0.001 per cent. (0.0005 per cent. being rounded upwards)) of the bid and offered yields of the relevant Reference Bond, as determined by the Calculation Agent by reference to the Relevant Screen Page at the Relevant (Reset) Time on such Reset Determination Date; or

(B)    if such rate does not appear on the Relevant Screen Page at such Relevant (Reset) Time on such Reset Determination Date, the Reset Reference Bank Rate on such Reset Determination Date; or
(iv)    if CMT Rate is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement:
(A)    the Original Reset Reference Rate Payment Basis yield for U.S. Treasury Securities at “constant maturity” for a period of maturity which is equal or comparable to the duration of the relevant Reset Period, as published in H.15 under the caption “Treasury constant maturities (nominal)”, as that yield is displayed on such Reset Determination Date, on the Relevant Screen Page; or
(B)    if the yield referred to in paragraph (A) above is not published on the Relevant Screen Page on such Reset Determination Date, the Original Reset Reference Rate Payment Basis yield for U.S. Treasury Securities at “constant maturity” having a period to maturity which is equal or comparable to the duration of the relevant Reset Period as published in H.15 under the caption “Treasury constant maturities (nominal)” on such Reset Determination Date; or
(C)    if neither the yield referred to in paragraph (A) above nor the yield referred to in paragraph (B) above is published on such Reset Determination Date, the Reset Reference Bank Rate on such Reset Determination Date; or
(v)    if Benchmark Gilt Rate is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, in respect of the relevant Reset Period the percentage rate (rounded up (if necessary) to the nearest 0.001 per cent. (0.0005 per cent. being rounded upwards)) determined by the Calculation Agent on the basis of the Gilt Yield Quotations provided (upon request by or on behalf of the Issuer) by the Reset Reference Banks to the Issuer and by the Issuer to the Calculation Agent at 11:00 a.m. (London time) on the Reset Determination Date in respect of such Reset Period. If at least four quotations are provided, the Benchmark Gilt Rate will be the rounded arithmetic mean of the quotations provided, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two or three quotations are provided, the Benchmark Gilt Rate will be the rounded arithmetic mean of the quotations provided. If only one quotation is provided, the Benchmark Gilt Rate will be the rounded quotation provided. If no quotations are provided, the Benchmark Gilt Rate will be (i) in the case of each Reset Period other than the Reset Period commencing on the First Reset Date, the Reset Reference Rate in respect of the immediately preceding Reset Period or (ii) in the case of the Reset Period commencing on the First Reset Date, an amount specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, as the “First Reset Period Fallback”;

in each case, unless specified otherwise, all as determined by the Calculation Agent;
“Reset U.S. Treasury Security” means, on the relevant Reset Determination Date, the U.S. Treasury Security selected by the Issuer:
(i)    with an original term to maturity upon issue of approximately the duration of the relevant Reset Period and a remaining term to maturity of not less than one year less than the duration of the relevant Reset Period; and
(ii)    which is in a principal amount equal to at least U.S.$1,000,000,000;
“Second Reset Date” means the date specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement;
“Subsequent Margin” means the margin specified as such in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement;
“Subsequent Reset Date” means the date or dates specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement;
“Subsequent Reset Period” means the period from (and including) the Second Reset Date to (but excluding) the next Subsequent Reset Date, and each successive period from (and including) a Subsequent Reset Date to (but excluding) the next succeeding Subsequent Reset Date or the Maturity Date (as the case may be);
“Subsequent Reset Rate of Interest” means, in respect of any Subsequent Reset Period and, if applicable, subject to Condition 4(b)(ii), Condition 4(d) and Condition 4(e), the rate of interest determined by the Calculation Agent on (or, if applicable, in respect of) the relevant Reset Determination Date as the sum of the relevant Reset Reference Rate and the relevant Subsequent Margin, with such sum being converted (if Reset Reference Rate Conversion is specified as applicable in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) from the Original Reset Reference Rate Payment Basis to a basis which matches the per annum frequency of Interest Payment Dates in respect of the Notes (such calculation to be determined by the Issuer in conjunction with a leading financial institution selected by it); and
“U.S. Treasury Securities” means securities that are direct obligations of the United States Treasury, issued other than on a discount basis.
(ii)Fallbacks
This Condition 4(b)(ii) is only applicable if Mid-Swap Rate is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement as the applicable Reset Reference Rate.
If on any Reset Determination Date the Relevant Screen Page is not available or the Reset Reference Rate does not appear on the Relevant Screen Page, the Issuer shall request each of the Reset Reference Banks to provide the Calculation Agent with its Mid-Market Swap Rate Quotation as at approximately 11.00 a.m. in the principal financial centre of the Specified Currency on the Reset Determination Date in question.
If two or more of the Reset Reference Banks provide the Calculation Agent with Mid-Market Swap Rate Quotations, the First Reset Rate of Interest or the Subsequent Reset Rate of Interest (as applicable) for the relevant Reset Period shall be the sum of the arithmetic mean (rounded, if necessary, to the nearest 0.001 per cent. (0.0005 per cent. being rounded upwards)) of the relevant Mid-Market Swap Rate Quotations and the First Margin or Subsequent Margin (as applicable), all as determined by the Calculation Agent.
If on any Reset Determination Date only one of the Reset Reference Banks provides the Calculation Agent with a Mid-Market Swap Rate Quotation as provided in the foregoing provisions of this Condition 4(b), the First Reset Rate of Interest or the Subsequent Reset Rate of Interest (as applicable) shall be determined to be the sum of (A) the relevant Mid-Market Swap Rate Quotation provided and (B) the First Margin or Subsequent Margin (as applicable), all as determined by the Calculation Agent.
If on any Reset Determination Date none of the Reset Reference Banks provides the Calculation Agent with a Mid-Market Swap Rate Quotation as provided in the foregoing provisions of this Condition 4(b)(ii) the First Reset Rate of Interest or the Subsequent Rate of Interest (as applicable) for the relevant Reset Period shall be the sum of:
(i)    in the case of the first Reset Determination Date only:
(a)    if Initial Rate Final Fallback is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement as being applicable, (A) the Initial Mid-Swap Rate and (B) the First Margin;
(b)    if Reset Period Maturity Rate Final Fallback is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement as being applicable, (A) the Reset Period Maturity Initial Mid-Swap Rate and (B) the First Margin; or
(c)    if Last Observable Rate Final Fallback is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement as being applicable, (A) the last observable rate for swaps in the Specified Currency with a term equal to the relevant Reset Period which appears on the Relevant Screen Page and (B) the First Margin,
provided that:
(A)    if the application of (i)(b) or (i)(c) could, in the determination of the Issuer (such determination to be confirmed by the Issuer to the Trustee in a certificate signed by two directors or other Authorised Signatories of the Issuer, upon which the Trustee may rely without liability or enquiry to any person), reasonably be expected to prejudice the qualification (to the extent applicable to the relevant Notes at the relevant time) of the relevant Series of Notes (in the case of Subordinated Notes) as Tier 2 capital or (in the case of Senior Preferred Notes and Senior Non-Preferred Notes) as MREL Eligible Liabilities (to the extent the relevant Series counts as such at the relevant time), as the case may be, then (i)(a) above will apply; and
(B)    (in the case of an issue of Senior Preferred Notes or Senior Non-Preferred Notes only and to the extent applicable to such Notes at the relevant time) if the application of (i)(b) or (i)(c) could, in the determination of the Issuer (such determination to be confirmed by the Issuer to the Trustee in a certificate signed by two directors or other Authorised Signatories of the Issuer, upon which the Trustee may rely without liability or enquiry to any person), reasonably be expected to result in the Relevant Regulator treating the next Interest Payment Date or Reset Date, as the case may be, as the effective maturity of the Notes, rather than the relevant Maturity Date, then (i)(a) above will apply; or
(ii)    in the case of any Reset Determination Date other than the first Reset Determination Date, the Subsequent Reset Rate of Interest shall be equal to the sum of:
(a)    if Subsequent Reset Rate Previous Rate Final Fallback is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement as being applicable, (A) the Reset Reference Rate determined on the last preceding Reset Interest Determination Date and (B) the Subsequent Margin; or
(b)    if Subsequent Reset Rate Last Observable Rate Final Fallback is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement as being applicable, (A) the last observable rate for swaps in the Specified Currency with a term equal to the relevant Reset Period which appears on the Relevant Screen Page and (B) the Subsequent Margin,
provided that:
(A)    if the application of this paragraph (ii)(b), in the determination of the Issuer (such determination to be confirmed by the Issuer to the Trustee in a certificate signed by two directors or other Authorised Signatories of the Issuer, upon which the Trustee may rely without liability or enquiry to any person), could reasonably be expected to prejudice the qualification (to the extent applicable to the relevant Notes at the relevant time) of the relevant Series of Notes (in the case of Subordinated Notes) as Tier 2 capital or (in the case of Senior Preferred Notes or Senior Non-Preferred Notes) as MREL Eligible Liabilities (to the extent the relevant Series counts as such at the relevant time), as the case may be, then (ii)(a) above will apply, and

(B)    (in the case of an issue of Senior Preferred Notes or Senior Non-Preferred Notes only and to the extent applicable to the relevant Notes at the relevant time) if the application of (ii)(b) could, in the determination of the Issuer (such determination to be confirmed by the Issuer to the Trustee in a certificate signed by two directors or other Authorised Signatories of the Issuer, upon which the Trustee may rely without liability or enquiry to any person), reasonably be expected to result in the Relevant Regulator treating the next Interest Payment Date or Reset Date, as the case may be, as the effective maturity of the Notes, rather than the relevant Maturity Date, then (ii)(a) above will apply, all as determined by an Independent Adviser taking into consideration all available information that it in good faith deems relevant.
If Reset Reference Rate Conversion is specified as applicable in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, any sum calculated in accordance with this Condition 4(b)(ii) shall be converted on a mutatis mutandis basis with the conversion provision in the First Reset Rate of Interest definition or, as the case may be, the Subsequent Reset Rate of Interest definition.
(iii)Notification of First Reset Rate of Interest, Subsequent Reset Rate of Interest and Interest Amounts
The Calculation Agent will cause the First Reset Rate of Interest, any Subsequent Reset Rate of Interest and, in respect of a Reset Period, the Interest Amount payable on each Interest Payment Date (or, as the case may be, any other day on which the relevant payment of interest falls due) falling in such Reset Period to be notified to the Issuer, the Trustee, the Principal Paying Agent, the Registrar (in the case of Registered Notes) and any stock exchange on which the relevant Reset Notes are for the time being listed and notice thereof to be published in accordance with Condition 15 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount so notified and Interest Payment Date (or, as the case may be, any other day on which the relevant payment of interest falls due) may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Accrual Period. Any such amendment will be promptly notified to each stock exchange on which the relevant Floating Rate Notes are for the time being listed and to the Holders of the Notes in accordance with Condition 15. For the purposes of this paragraph, the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.
(iv)Certificates to be final
All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4(b) by the Calculation Agent or for determining the Reset Reference Rate, as applicable, shall (in the absence of manifest error) be binding on the Issuer, the Calculation Agent, the Principal Paying Agent, the other Paying Agents and all Holders of the Notes and no liability to the Issuer or the Holders shall attach to the Calculation Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.
(c)Interest on Floating Rate Notes
(i)Interest Payment Dates
Each Floating Rate Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:
(A)the Specified Interest Payment Date(s) in each year specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement; or
(B)if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, each date (each such date, together with each Specified Interest Payment Date, an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.
Such interest will be payable in respect of each Interest Accrual Period (as defined below).
If a Business Day Convention is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:
(aa)in any case where Specified Periods are specified in accordance with Condition 4(c)(i)(B) above, the Floating Rate Convention, such Interest Payment Date (a) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (ii) below shall apply mutatis mutandis or (b) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (i) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (ii) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or
(bb)the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(cc)the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or
(dd)the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.
In the Conditions:
“Business Day” means, unless otherwise provided in these Conditions:
(1)a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in each Business Centre (other than T2 (as defined below)) specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement;
(2)if T2 is specified as a Business Centre in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System or any successor or replacement for that system (“T2”) is open; and
(3)either (i) in relation to any sum payable in a Specified Currency other than Euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively) or (ii) in relation to any sum payable in Euro, a day on which T2 is open;
“Interest Accrual Period” means (i) each Interest Period and (ii) any other period (if any) in respect of which interest is to be calculated, being the period from (and including) the first day of such period to (but excluding) the day on which the relevant payment of interest falls due (which, if the Notes become due and payable in accordance with Condition 6, shall be the date on which such Notes become due and payable); and
“Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

(ii)Rate of Interest
The Rate of Interest payable from time to time in respect of Floating Rate Notes will be determined in the manner specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement.
(I)Reference Rate other than SONIA (Non Index), SONIA (Index), SOFR (Non Index) or SOFR (Index)
Where (x) Screen Rate Determination is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, as the manner in which the Rate of Interest is to be determined and (y) the Reference Rate specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement is not SONIA (Non Index), SONIA (Index), SOFR (Non Index) or SOFR (Index), the Rate of Interest for each Interest Period will, subject as provided below, be either:
(1)the offered quotation; or
(2)the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,
(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at the Relevant Time on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) the Margin (if any), all as determined by the Principal Paying Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Principal Paying Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.
For the purposes of this Condition 4(c)(ii)Error! Reference source not found.(I):
“Interest Determination Date” shall mean the date specified as such in the Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, or if none is so specified:
(i)if the Reference Rate is the Euro-zone interbank offered rate (“EURIBOR”), the second day on which T2 is open prior to the start of each Interest Period;

(ii)if the Reference Rate is the Stockholm interbank offered rate (“STIBOR”), the second Stockholm business day prior to the start of each Interest Period;
(iii)if the Reference Rate is the Norwegian interbank offered rate (“NIBOR”), the second Oslo business day prior to the start of each Interest Period; or
(iv)if the Reference Rate is the Copenhagen interbank offered rate (“CIBOR”), the first day of each Interest Period.
“Reference Banks” shall mean, in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market and, in each case of a determination of a Reference Rate that is not EURIBOR, the principal office in the Relevant Financial Centre of four major banks in the inter-bank market of the Relevant Financial Centre in each case selected by the Issuer on the advice of an investment bank of international repute;
“Reference Rate” shall mean (i) EURIBOR; (ii) STIBOR; (iii) NIBOR; or (iv) CIBOR, in each case for the relevant period, as specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, or, in the case of Exempt Notes only, such other Reference Rate as shall be specified in the applicable Pricing Supplement;
“Relevant Financial Centre” shall mean (i) Brussels, in the case of a determination of EURIBOR; (ii) Stockholm, in the case of a determination of STIBOR; (iii) Oslo, in the case of a determination of NIBOR; or (iv) Copenhagen, in the case of a determination of CIBOR, as specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, or, in the case of Exempt Notes only, such other Relevant Financial Centre as shall be specified in the applicable Pricing Supplement;
“Relevant Screen Page” (save where expressly defined otherwise) has the meaning specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement or such other page, section or other part as may replace it on the relevant information service or such other information service, in each case, as may be nominated by the person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to the Reference Rate;
“Relevant Time” shall mean (i) in the case of EURIBOR, 11.00 a.m.; (ii) in the case of STIBOR, 11.00 a.m.; (iii) in the case of NIBOR, 12.00 noon; or (iv) in the case of CIBOR, 11.00 a.m., in each case in the Relevant Financial Centre, or, in the case of Exempt Notes, such other time as shall be specified in the applicable Pricing Supplement;

If the Relevant Screen Page is not available or if, in the case of Condition 4(c)(ii)Error! Reference source not found.(I)(1), no offered quotation appears or, in the case of Condition 4(c)(ii)Error! Reference source not found.(I)(2), fewer than three offered quotations appear, in each case as at the Relevant Time, the Issuer shall request each of the Reference Banks to provide the Principal Paying Agent or the Calculation Agent, as the case may be, with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately the Relevant Time on the Interest Determination Date in question. If two or more of the Reference Banks provide the Principal Paying Agent or the Calculation Agent, as the case may be, with offered quotations, the Rate of Interest for the Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of the offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Principal Paying Agent or the Calculation Agent, as the case may be.
If on any Interest Determination Date one only or none of the Reference Banks provides the Principal Paying Agent or the Calculation Agent, as the case may be, with an offered quotation as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Principal Paying Agent or the Calculation Agent, as the case may be, determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (at the request of the Issuer) the Principal Paying Agent or the Calculation Agent, as the case may be, by the Reference Banks or any two or more of them, at which such banks were offered, at approximately the Relevant Time on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the Eurozone interbank market (if the Reference Rate is EURIBOR) or the interbank market of the Relevant Financial Centre (if any other Reference Rate is used) plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Principal Paying Agent or the Calculation Agent, as the case may be, with offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, at approximately the Relevant Time on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for the purpose) informs the Principal Paying Agent or the Calculation Agent, as the case may be, it is quoting to leading banks in the Eurozone interbank market (if the Reference Rate is EURIBOR) or the interbank market of the Relevant Financial Centre (if any other Reference Rate is used) plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of

Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin or Maximum Rate of Interest and/or Minimum Rate of Interest (as the case may be) is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin or Maximum Rate of Interest or Minimum Rate of Interest (as the case may be) relating to the relevant Interest Period in place of the Margin relating to that last preceding Interest Period).
(II)SONIA (Non Index Determination) Floating Rate Notes
Where (x) Screen Rate Determination is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, as the manner in which the Rate of Interest is to be determined; and (y) the Reference Rate specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, is SONIA (Non Index), the Rate of Interest for each Interest Accrual Period will, subject as provided below, be Compounded Daily SONIA with respect to such Interest Accrual Period plus or minus (as indicated in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) the applicable Margin.
“Compounded Daily SONIA” means, with respect to an Interest Accrual Period, the percentage rate of return of a daily compound interest investment (with the daily Sterling overnight reference rate as reference rate for the calculation of interest) as calculated by the Calculation Agent on the relevant Interest Determination Date in accordance with the following formula (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards):

[	d0 ∏ i=1	(1 +	SONIAi–pL × ni	) – 1	]	Õ	365
			365				d

where:
“d” means the number of calendar days in:
(i)where “Lag” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the relevant Interest Accrual Period; or

(ii)where “Observation Shift” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the relevant Observation Period;
“do” means:
(i)where “Lag” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the number of London Banking Days in the relevant Interest Accrual Period; or
(ii)where “Observation Shift” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the number of London Banking Days in the relevant Observation Period;
“i” is a series of whole numbers from one to do, each representing the relevant London Banking Day in chronological order from, and including, the first London Banking Day in:
(i)where “Lag” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the relevant Interest Accrual Period; or
(ii)where “Observation Shift” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the relevant Observation Period;
“London Banking Day” or “LBD” means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London;
“ni”, for any London Banking Day “i”, means the number of calendar days from and including such London Banking Day “i” up to but excluding the following London Banking Day;
“Observation Period” means, in respect of each Interest Accrual Period, the period from (and including) the day that falls p London Banking Days before the first day in such Interest Accrual Period, to (but excluding) the day that falls p London Banking Days before the end of such Interest Accrual Period;
“p” means:
(i)where “Lag” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, for any Interest Accrual Period,

the number of London Banking Days included in the Lag Look-back Period, as specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement; or
(ii)where “Observation Shift” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, for any Interest Accrual Period, the number of London Banking Days included in the Observation Shift Period, as specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement;
the “SONIA reference rate”, in respect of any London Banking Day, is a reference rate equal to the daily Sterling Overnight Index Average (“SONIA”) rate for such London Banking Day as provided by the administrator of SONIA to authorised distributors and as then published on the Relevant Screen Page or, if the Relevant Screen Page is unavailable, as otherwise published by such authorised distributors (on the London Banking Day immediately following such London Banking Day); and
“SONIAi-pLBD” means:
(i)where “Lag” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, in respect of any London Banking Day “i”, the SONIA reference rate for the London Banking Day falling p London Banking Days prior to such London Banking Day “i”; or
(ii)where “Observation Shift” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, in respect of any London Banking Day “i”, the SONIA reference rate for the relevant London Banking Day “i”.
If, subject to Condition 4(d), on any London Banking Day in the relevant Observation Period, the Calculation Agent determines that the applicable SONIA reference rate is not published on the Relevant Screen Page or has not otherwise been published by the relevant authorised distributors, the SONIA reference rate in respect of such London Banking Day shall be:
(1)(i) the Bank of England’s Bank Rate (the “Bank Rate”) prevailing at close of business on such London Banking Day; plus (ii) the mean of the spread of the SONIA reference rate to the Bank Rate over the previous five days on which a SONIA reference rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads); or
(2)if such Bank Rate is not available, the SONIA rate published on the Relevant Screen Page (or otherwise published by the relevant authorised distributors) for the first preceding London Banking Day on which the SONIA rate was published on the Relevant Screen Page (or otherwise published by the relevant authorised distributors).
Where the SONIA reference rate is being determined in accordance with the paragraph above, in the event the Bank of England publishes guidance as to (i) how the SONIA reference rate is to be determined; or (ii) any rate that is to replace the SONIA reference rate, the Calculation Agent shall, to the extent that it is reasonably practicable, follow such guidance in order to determine the SONIA reference rate for any London Banking Day “i” for the purpose of the relevant Series of Notes for so long as the SONIA reference rate is not available or has not been published by the authorised distributors.
In the event that the Rate of Interest cannot be determined in accordance with the foregoing provisions by the Calculation Agent, subject to Condition 4(d), the Rate of Interest shall be (i) that determined as at the last preceding Interest Determination Date (though substituting, where a different Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as the case may be) is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to the relevant Interest Accrual Period in place of the Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as the case may be) relating to that last preceding Interest Accrual Period); or (ii) if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to such Series of Notes for the first Interest Accrual Period had the Notes been in issue for a period equal in duration to the scheduled first Interest Accrual Period but ending on (and excluding) the Interest Commencement Date (including applying the Margin and any Maximum Rate of Interest or Minimum Rate of Interest applicable to the first Interest Accrual Period).
(III)SONIA (Index Determination) Floating Rate Notes
Where (x) Screen Rate Determination is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, as the manner in which the Rate of Interest is to be determined; and (y) the Reference Rate specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, is SONIA (Index), the Rate of Interest for each Interest Accrual Period will, subject to Condition 4(d), be the SONIA

Compounded Index Rate plus or minus (as indicated in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) the applicable Margin.
“SONIA Compounded Index Rate” means, with respect to an Interest Accrual Period, the rate of return of a daily compound interest investment during the Observation Period corresponding to such Interest Accrual Period (with the daily Sterling overnight reference rate as the reference rate for the calculation of interest) as calculated by the Calculation Agent on the Interest Determination Date in question in accordance with the following formula:

(	SONIA Compounded IndexEND	– 1)	Õ	365

	SONIA Compounded IndexSTART			d
where:
“London Banking Day” and “Observation Period” have the meanings set out in Condition 4(c)(ii)Error! Reference source not found.(II);
“d” means the number of calendar days in the relevant Observation Period;
“p” means the number of London Banking Days included in the SONIA Compounded Index Observation Shift Period as specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement (or, if no such number is specified, five London Banking Days);
“SONIA Compounded Index” means the index known as the SONIA Compounded Index administered by the Bank of England (or any successor administrator thereof);
“SONIA Compounded IndexSTART” means, with respect to an Interest Accrual Period, the SONIA Compounded Index Value on the first day of the relevant Observation Period;
“SONIA Compounded IndexEND” means the SONIA Compounded Index Value on the last day of the relevant Observation Period; and
“SONIA Compounded Index Value” means, in relation to any London Banking Day, the value of the SONIA Compounded Index as published on the Relevant Screen Page on such London Banking Day or, if the value of the SONIA Compounded Index cannot be obtained from the Relevant Screen Page, as published on the Bank of England’s website at www.bankofengland.co.uk/boeapps/database/ (or such other page or website as may replace such page for the purposes of publishing the SONIA Compounded Index) in respect of the relevant London Banking Day.
Subject to Condition 4(d), if the SONIA Compounded Index Value is not available in relation to any Interest Accrual Period on the Relevant Screen Page or the Bank of England’s website (or such other page or website referred to in the definition of “SONIA Compounded Index Value” above) for the determination of either or both of SONIA Compounded IndexSTART and SONIA Compounded IndexEND, the Rate of Interest for such Interest Accrual Period shall be “Compounded Daily SONIA” determined as set out in Condition 4(c)(ii)Error! Reference source not found.(II)) above plus or minus (as indicated in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) the applicable Margin and as if SONIA (Index) were specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, as being “Not Applicable”, and for these purposes: (A) (i) the “Observation Method” shall be deemed to be “Observation Shift” and (ii) the “Observation Shift Period” shall be deemed to be equal to the “SONIA Compounded Index Observation Shift Period”, as if those alternative elections had been made in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement; and (B) the “Relevant Screen Page” shall be deemed to be the “Relevant Fallback Screen Page” specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement.
(IV)SOFR (Non Index Determination) Floating Rate Notes
Where (x) Screen Rate Determination is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, as the manner in which the Rate of Interest is to be determined; and (y) the Reference Rate specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, is SOFR (Non Index), the Rate of Interest for each Interest Accrual Period will, subject as provided below, be Compounded Daily SOFR with respect to such Interest Accrual Period plus or minus (as indicated in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) the applicable Margin.
“Compounded Daily SOFR” means, with respect to an Interest Accrual Period, the percentage rate of return of a daily compound interest investment (with the Secured Overnight Financing Rate as the reference rate for the calculation of interest) as calculated by the Calculation Agent on the relevant Interest Determination Date in accordance with the following formula (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards):

[	d0 ∏ i=1	(1 +	SONIAi–p × ni	) – 1	]	Õ	360
			360				d

where:
“d” means the number of calendar days in:
(i)where “Lag” or “Lock-out” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the relevant Interest Accrual Period; or
(ii)where “Observation Shift” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the relevant Observation Period;
“do” means:
(i)where “Lag” or “Lock-out” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the number of U.S. Government Securities Business Days in the relevant Interest Accrual Period; or
(ii)where “Observation Shift” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the number of U.S. Government Securities Business Days in the relevant Observation Period;
“i” is a series of whole numbers from one to do, each representing the relevant U.S. Government Securities Day in chronological order from, and including the first U.S. Government Securities Business Day in the relevant Interest Period to, and including, the last U.S. Government Securities Business Day in:
(i)where “Lag” or “Lock-out” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the relevant Interest Accrual Period; or
(ii)where “Observation Shift” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt

Notes, the applicable Pricing Supplement, the relevant Observation Period;
“ni”, for any U.S. Government Securities Business Day “i”, means the number of calendar days from and including such U.S. Government Securities Business Day “i” up to but excluding the following U.S. Government Securities Business Day;
“Observation Period” means, in respect of each Interest Accrual Period, the period from (and including) the day that falls p U.S. Government Securities Business Days before the first day in such Interest Accrual Period, to (but excluding) the day that falls p U.S. Government Securities Business Days before the end of such Interest Accrual Period;
“p” means:
(i)where “Lag” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, for any Interest Accrual Period, the number of U.S. Government Securities Business Days included in the Lag Look-back Period, as specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement (or, if no such number is specified, five U.S. Government Securities Business Days);
(ii)where “Lock-out” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, zero; or
(iii)where “Observation Shift” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, for any Interest Accrual Period, the number of U.S. Government Securities Business Days included in the Observation Shift Period, as specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement (or, if no such number is specified, five U.S. Government Securities Business Days);
“USBD” means U.S. Government Securities Business Day;
“SOFRi-pUSBD” means:
(i)where “Lag” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, in respect of any U.S. Government Securities Business Day “i”, the SOFR for the U.S. Government Securities Business Day falling “p” U.S. Government Securities Business Days prior to such U.S. Government Securities Business Day “i”;

(ii)where “Lock-out” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, during each relevant Interest Period, the SOFR determined in accordance with paragraph (i) above, except that in respect of each U.S. Government Securities Business Day i falling on or after the “Lock-out date” specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement (or, where no “Lock-out date” is specified, five U.S. Government Securities Business Days prior to each relevant Interest Payment Date) until the end of each relevant Interest Accrual Period, the SOFR determined in accordance with paragraph (i) above in respect of such “Lock-out date”; or
(iii)where “Observation Shift” is specified as the Observation Method in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, in respect of any U.S. Government Securities Business Day “i”, the SOFR for such day.
“SOFR” means the rate determined in accordance with the following provisions:
(1)the Secured Overnight Financing Rate that appears on the FRBNY’s website at 5:00 p.m. (New York time) on a U.S. Government Securities Business Day; or
(2)if the rate specified in (1) above does not so appear, and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred under Condition 4(e), then the Calculation Agent shall use the Secured Overnight Financing Rate published on the FRBNY’s website for the first preceding U.S. Government Securities Business Day on which the Secured Overnight Financing Rate was published on the FRBNY’s website; and
“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
(V)SOFR (Index Determination) Floating Rate Notes
Where (x) Screen Rate Determination is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, as the manner in which the Rate of Interest is to be determined and (y) the Reference Rate specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing

Supplement, is SOFR (Index), the Rate of Interest for each Interest Accrual Period will, subject as provided below, be equal to the Compounded SOFR rate on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) the Margin (if any), all as determined by the Calculation Agent.
In this Condition 4(c)(ii)Error! Reference source not found.(II):
“Compounded SOFR” means, with respect to an Interest Accrual Period, the percentage rate as determined by the Calculation Agent in accordance with the following formula (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards):

(	SOFR IndexEnd	)	Õ	(360)

	SOFR IndexStart			dc
where:
“SOFR IndexStart” means, with respect to an Interest Accrual Period, the SOFR Index value on the day which falls p U.S. Government Securities Business Days preceding the first day of such Interest Accrual Period;
“SOFR IndexEnd” means, with respect to an Interest Accrual Period, the SOFR Index value on the day which falls p U.S. Government Securities Business Days preceding the payment date relating to such Interest Accrual Period;
“SOFR Index” means, with respect to a U.S. Government Securities Business Day:
(1)the value of the SOFR Index published on such U.S. Government Securities Business Day as such value appears on the Federal Reserve Bank of New York’s Website at the Relevant Time; or
(2)if a SOFR Index value does not so appear as specified in (1) above at the Relevant Time, then:
(i)if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined in Condition 4(e)) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the provisions below; or
(ii)if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to Condition 4(e);
“SOFR” means the daily secured overnight financing rate as provided on the Federal Reserve Bank of New York’s Website;
“dc” means, with respect to an Observation Period, the number of calendar days in such Observation Period;
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source;
“Interest Determination Date” means the date that falls p U.S. Government Securities Business Days before each Interest Payment Date (or, as the case may be, any other day on which the relevant payment of interest falls due);
“Observation Period” means, in respect of an Interest Accrual Period, the period from (and including) the day that falls p U.S. Government Securities Business Days before the first day in such Interest Accrual Period, to (but excluding) the day that falls p U.S. Government Securities Business Days before the relevant payment date for such Interest Accrual Period;
“p” means two, unless otherwise specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement;
“Relevant Time” shall mean 3.00 p.m. in New York City, or such other time as specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement; and
“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which, due to a recommendation of the Securities Industry and Financial Markets Association (or its successor), the fixed income departments of its members are closed for the entire day for purposes of trading in U.S. government securities.
If on any Interest Determination Date a SOFR IndexStart or SOFR IndexEnd is not published and a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined in Condition 4(e)) have not occurred with respect to SOFR, the Rate of Interest for the relevant Interest Accrual Period for which such index is not available shall be “Compounded Daily SOFR” determined as set out in Condition 4(c)(ii)(IV) above plus or minus (as indicated in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) the applicable Margin and as if SOFR (Non Index) was specified in the applicable Final Terms or, in the case of Exempt Notes, Pricing Supplement, and for these purposes (i) the

“Observation Method” shall be deemed to be “Observation Shift” and (ii) the “Observation Shift Period” shall be “p” U.S. Government Securities Business Days, as if those alternative elections had been made in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement..
(VI)Fallback
In the event that the Rate of Interest cannot be determined in accordance with provisions (I), (II), (III), (IV) or (V), as applicable, of this Condition 4(c)(ii)Error! Reference source not found. by the Calculation Agent, subject to Condition 4(d), the Rate of Interest shall be (I) that determined as at the last preceding Interest Determination Date (though substituting, where a different Margin or Maximum Rate of Interest and/or Minimum Rate of Interest (as the case may be) is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to the relevant Interest Accrual Period in place of the Margin or Maximum Rate of Interest and/or Minimum Rate of Interest relating to that last preceding Interest Accrual Period); or (II) if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to such Series of Notes for the first Interest Accrual Period had the Notes been in issue for a period equal in duration to the scheduled first Interest Accrual Period but ending on, and excluding, the Interest Commencement Date (including applying the Margin and any Maximum Rate of Interest or Minimum Rate of Interest applicable to the first Interest Period).
Unless otherwise stated in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the Minimum Rate of Interest shall be deemed to be zero.
(VII)Interest Determination Date upon Event of Default (SONIA (Non Index), SONIA (Index), SOFR (Non Index) and SOFR (Index))
Where (x) Screen Rate Determination is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, as the manner in which the Rate of Interest is to be determined and (y) the Reference Rate specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement is SONIA (Non Index), SONIA (Index), SOFR (Non Index) or SOFR (Index), if the Notes become due and payable in accordance with Condition 6 (Events of Default), the final Interest Determination Date shall, notwithstanding any Interest Determination Date specified in the applicable Final Terms or Pricing Supplement, as applicable, be deemed to be the date on which the Notes became due and payable and the Rate of Interest applicable to the Notes shall, for so long as any such Note remains outstanding, be that determined on such date and as if (solely for the purpose of such interest determination) the relevant Interest Period had been shortened accordingly.
(iii)Minimum Rate of Interest and/or Maximum Rate of Interest
If the applicable Final Terms specify or, in the case of Exempt Notes, the applicable Pricing Supplement specifies a Minimum Rate of Interest for any Interest Accrual Period, then, in the event that the Rate of Interest in respect of such Interest Accrual Period determined in accordance with the provisions of paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Accrual Period shall be such Minimum Rate of Interest.
If the applicable Final Terms specify or, in the case of Exempt Notes, the applicable Pricing Supplement specifies a Maximum Rate of Interest for any Interest Accrual Period, then, in the event that the Rate of Interest in respect of such Interest Accrual Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Accrual Period shall be such Maximum Rate of Interest.
(iv)Determination of Rate of Interest and Calculation of Interest Amounts
The Principal Paying Agent will, at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Accrual Period.
The Principal Paying Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes for the relevant Interest Accrual Period by applying the Rate of Interest to:
(A)in the case of Floating Rate Notes which are represented by a global Note, the aggregate outstanding nominal amount of the Notes represented by such global Note; or
(B)in the case of Floating Rate Notes in definitive form, the Calculation Amount specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement;
and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Floating Rate Note in definitive form is a multiple of the Calculation Amount, the Interest Amount payable in respect of such Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 4(c)(ii):
(A)if “Actual/Actual (ISDA)” or “Actual/Actual” is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the actual number of days in the Interest Accrual Period divided by 365 (or, if any portion of that Interest Accrual Period falls in a leap year, the sum of (I) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (II) the actual number of days in that portion of the Interest Accrual Period falling in a non-leap year divided by 365);
(B)if “Actual/365 (Fixed)” is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the actual number of days in the Interest Accrual Period divided by 365;
(C)if “Actual/365 (Sterling)” is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the actual number of days in the Interest Accrual Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;
(D)if “Actual/360” is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the actual number of days in the Interest Accrual Period divided by 360;
(E)if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the number of days in the Interest Accrual Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 × (Y2 – Y1 )] + [30 × (M2 - M1 )] + (D2 - D1 )
360
where:
“Y1” is the year, expressed as a number, in which the first day of the Interest Accrual Period falls;
“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Accrual Period falls;
“M1” is the calendar month, expressed as a number, in which the first day of the Interest Accrual Period falls;
“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Accrual Period falls;
“D1” is the first calendar day, expressed as a number, of the Interest Accrual Period, unless such number is 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Accrual Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;
(F)if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the number of days in the Interest Accrual Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 × (Y2 – Y1 )] + [30 × (M2 - M1 )] + (D2 - D1 )
360
where:
“Y1” is the year, expressed as a number, in which the first day of the Interest Accrual Period falls;
“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Accrual Period falls;
“M1” is the calendar month, expressed as a number, in which the first day of the Interest Accrual Period falls;
“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Accrual Period falls;
“D1” is the first calendar day, expressed as a number, of the Interest Accrual Period, unless such number would be 31, in which case D-i will be 30; and
“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Accrual Period, unless such number would be 31, in which case D2 will be 30; and
if “30E/360 (ISDA)” is specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the number of days in the Interest Accrual Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 × (Y2 – Y1 )] + [30 × (M2 - M1 )] + (D2 - D1 )
360
“Y1” is the year, expressed as a number, in which the first day of the Interest Accrual Period falls;
“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Accrual Period falls;
“M1” is the calendar month, expressed as a number, in which the first day of the Interest Accrual Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Accrual Period falls;
“D1” is the first calendar day, expressed as a number, of the Interest Accrual Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and
“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Accrual Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.
(v)Linear Interpolation
Where Linear Interpolation is specified as applicable in respect of an Interest Accrual Period in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the Rate of Interest for such Interest Accrual Period shall be calculated by the Calculation Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate, one of which shall be determined as if the Designated Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Accrual Period and the other of which shall be determined as if the Designated Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Accrual Period provided however that if there is no rate available for a period of time next shorter or, as the case may be, next longer, then the Calculation Agent shall determine such rate at such time and by reference to such sources as it determines appropriate.
For the purposes of this Condition 4(c)(ii), “Designated Maturity” means the period of time designated in the Reference Rate.
(vi)Notification of Rate of Interest and Interest Amounts
The Principal Paying Agent will cause the Rate of Interest and each Interest Amount for each Interest Accrual Period and the relevant Interest Payment Date (or, as the case may be, any other day on which the relevant payment of interest falls due) to be notified to the Issuer, the Trustee, the Registrar (in the case of Registered Notes) and any stock exchange on which the relevant Floating Rate Notes are for the time being listed and notice thereof to be published in accordance with Condition 15 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date (or, as the case may be, any other day on which the relevant payment of interest falls due) so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Accrual Period. Any such amendment will be promptly notified to each stock exchange on which the relevant Floating Rate Notes are for the time being listed and to the Holders of the Notes in accordance with Condition 15. For the purposes of this paragraph, the expression “London Business Day” means a day

(other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.
(vii)Certificates to be Final
All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4(c) by the Principal Paying Agent shall (in the absence of manifest error) be binding on the Issuer, the Principal Paying Agent, the other Paying Agents and all Holders of the Notes and no liability to the Issuer or the Holders shall attach to the Principal Paying Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.
(viii)Calculation Agent
If the applicable Final Terms specify or, in the case of Exempt Notes, the applicable Pricing Supplement specifies that a Calculation Agent will be appointed in place of the Principal Paying Agent for the purposes of calculating the Rate(s) of Interest and Interest Amount(s) as aforesaid, references in this Condition 4(c) to the Principal Paying Agent shall, unless the context otherwise requires, be construed as references to such Calculation Agent.
(d)Benchmark Discontinuation – Independent Adviser
This Condition 4(d) applies only if “Benchmark Discontinuation – Independent Adviser” is specified to be applicable in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement.
(i)Independent Adviser: If the Issuer determines that a Benchmark Event occurs in relation to an Original Reference Rate when any Rate of Interest (or any component part thereof) remains to be determined by reference to such Original Reference Rate, then the Issuer shall use its reasonable endeavours to appoint and consult with an Independent Adviser, as soon as reasonably practicable, with a view to the Issuer determining a Successor Rate, failing which an Alternative Rate (in accordance with Condition 4(c)(ii)Error! Reference source not found.(II)) and, in either case, an Adjustment Spread, if any (in accordance with Condition 4(d)(iii)) and/or any Benchmark Amendments (in accordance with Condition 4(d)(iv)).
An Independent Adviser appointed pursuant to this Condition 4(d) shall act in good faith and (in the absence of fraud) shall have no liability whatsoever to the Issuer, the Trustee, the Principal Paying Agent, the Paying Agents or the Holders for any determination made by it or for any advice given to the Issuer in connection with any determination made by the Issuer, pursuant to this Condition 4(d).
(ii)Successor Rate or Alternative Rate: If the Issuer, following consultation with the Independent Adviser and acting in good faith and in a commercially reasonable manner, determines that:
(A)there is a Successor Rate, then such Successor Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original

Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the operation of this Condition 4(d)); or
(B)there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate and the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Notes (subject to the operation of this Condition 4(d)).
(iii)Adjustment Spread: The Adjustment Spread (or the formula or methodology for determining the Adjustment Spread) shall be applied to the Successor Rate or the Alternative Rate (as the case may be). If the Issuer, following consultation with the Independent Adviser is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then the Successor Rate or Alternative Rate (as applicable) will apply without an Adjustment Spread.
(iv)Benchmark Amendments: If any Successor Rate or Alternative Rate and, in either case, the applicable Adjustment Spread is determined in accordance with this Condition 4(d) and the Issuer, following consultation with the Independent Adviser and acting in good faith and in a commercially reasonable manner, determines (i) that amendments to these Conditions and/or the Trust Deed are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and, in either case, the applicable Adjustment Spread (such amendments, the “Benchmark Amendments”) and (ii) the terms of the Benchmark Amendments, then the Issuer shall, subject to giving notice thereof in accordance with Condition 4(d)(vi), without any requirement for the consent or approval of Holders, vary these Conditions and/or the Trust Deed to give effect to such Benchmark Amendments with effect from the date specified in such notice.
At the request of the Issuer, but subject to receipt by the Trustee and Principal Paying Agent of a certificate signed by two directors or other Authorised Signatories of the Issuer, upon which the Trustee and Principal Paying Agent may rely without liability or enquiry to any person, pursuant to Condition 4(d)(vi), the Trustee and Principal Paying Agent shall (at the expense of the Issuer), without any requirement for the consent or approval of the Holders, be obliged to concur with the Issuer in effecting any Benchmark Amendments (including, inter alia, by the execution of a deed supplemental to or amending the Trust Deed) and the Trustee and Principal Paying Agent shall not be liable to any party for any consequences thereof, provided that the Trustee and Principal Paying Agent shall not be obliged so to concur if in the opinion of the Trustee and Principal Paying Agent doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions and/or rights afforded to the Trustee and/or the Principal Paying Agent (as applicable) in these Conditions, the Trust Deed (including, for the avoidance of doubt, any supplemental trust deed) or the Agency Agreement (including, for the avoidance of doubt, any supplemental agency agreement) in any way.

In connection with any such variation in accordance with this Condition 4(d)(vi), the Issuer shall comply with the rules of any stock exchange on which the Notes are for the time being listed or admitted to trading.
Notwithstanding any other provision of this Condition 4(d), no Successor Rate, Alternative Rate or Adjustment Spread will be adopted, nor will any other amendments to the terms and conditions of any Series of Notes be made to effect the Benchmark Amendments, if and to the extent that, in the determination of the Issuer and to the extent applicable at the relevant time, the same could reasonably be expected to prejudice the qualification (to the extent applicable to the relevant Notes at the relevant time) of the relevant Series of Notes (in the case of Subordinated Notes) as Tier 2 capital or (in the case of Senior Preferred Notes and Senior Non-Preferred Notes) as MREL Eligible Liabilities (to the extent the relevant Series counts as such at the relevant time), as the case may be, such determination to be confirmed by the Issuer to the Trustee in a certificate signed by two directors or other Authorised Signatories of the Issuer (upon which certificate the Trustee is entitled to rely absolutely, without liability and without enquiry to any person).
In the case of Senior Preferred Notes and Senior Non-Preferred Notes only, no Successor Rate or Alternative Rate (as applicable) will be adopted, and no other amendments to the terms of the Notes will be made pursuant to this Condition 4(d)(vi), if and to the extent that, in the determination of the Issuer and to the extent applicable to the relevant Notes at the relevant time, the same could reasonably be expected to result in the Relevant Regulator treating the next Interest Payment Date or Reset Date, as the case may be, as the effective maturity of the Notes, rather than the relevant Maturity Date, such determination to be confirmed by the Issuer to the Trustee in a certificate signed by two directors or other Authorised Signatories of the Issuer (upon which certificate the Trustee is entitled to rely absolutely, without liability and without enquiry to any person).
(v)Failure to appoint an Independent Adviser: If the Issuer is unable to appoint an Independent Adviser in accordance with this Condition 4(d)(vi), the Issuer, acting in good faith and in a commercially reasonable manner, may still determine (i) a Successor Rate or Alternative Rate and (ii) in either case, an Adjustment Spread and/or any Benchmark Amendments in accordance with this Condition 4(d)(vi) (with the relevant provisions in this Condition 4(d)(vi) applying mutatis mutandis to allow such determinations to be made by the Issuer without consultation with an Independent Adviser).
Where this Condition 4(d)(vi) applies, without prejudice to the definitions thereof, for the purposes of determining any Successor Rate, Alternative Rate, Adjustment Spread and/or Benchmark Amendments (as the case may be), the Issuer will take into account any relevant and applicable market precedents and customary market usage as well as any published guidance from relevant associations involved in the establishment of market standards and/or protocols in the international debt capital markets.
(vi)Notices, etc.: Any Successor Rate, Alternative Rate, Adjustment Spread and the specific terms of any Benchmark Amendments, determined under this Condition 4(d)

will be notified promptly by the Issuer to the Trustee, the Principal Paying Agent, the Paying Agents and, in accordance with Condition 15, the Holders. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any.
No later than notifying the Trustee and the Principal Paying Agent of the same, the Issuer shall deliver to the Trustee and the Principal Paying Agent a certificate signed by two directors or other Authorised Signatories of the Issuer:
(A)confirming (i) that a Benchmark Event has occurred, (ii) the Successor Rate or, as the case may be, the Alternative Rate and, (iii) where applicable, any Adjustment Spread and/or the specific terms of any Benchmark Amendments, in each case as determined in accordance with the provisions of this Condition 4(d)(vi); and
(B)certifying that the Benchmark Amendments (if applicable) are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and (in either case) the applicable Adjustment Spread.
The Trustee and the Principal Paying Agent shall be entitled to rely on any certificate delivered pursuant to this Condition 4(d)(vi) (without enquiry or liability to any person and without the obligation to verify or investigate the accuracy thereof) as sufficient evidence thereof. The Successor Rate or Alternative Rate and the Adjustment Spread (if any) and/or the Benchmark Amendments (if any) specified in such certificate will (in the absence of manifest error and without prejudice to the Trustee’s and the Principal Paying Agent’s ability to rely on such certificate as aforesaid) be binding on the Issuer, the Trustee, the Principal Paying Agent, the Paying Agents and the Holders. For the avoidance of doubt, each of the Trustee and the Principal Paying Agent shall not be liable to the Holders or any other such person for so acting or relying on such certificate, irrespective of whether any such modification is or may be materially prejudicial to the interests of the Holders or any other such person.
(vii)Survival of the Original Reference Rate: Without prejudice to the obligations of the Issuer under Condition 4(d)(vi), the Original Reference Rate and the fallback provisions provided for in Condition 4(d)(b)(ii) and Condition 4(c)(ii)Error! Reference source not found. will continue to apply unless and until either a Successor Rate or an Alternative Rate (and any associated Adjustment Spread and/or Benchmark Amendments) is determined pursuant to this Condition 4(d)(vi).
In such circumstances, the Issuer will be entitled (but not obliged), at any time thereafter, to elect to re-apply the provisions of Condition 4(d), mutatis mutandis, on one or more occasions until a Successor Rate or Alternative Rate (and, if applicable, any associated Adjustment Spread and/or Benchmark Amendments) has been determined and notified (and, until such determination and notification (if any), the fallback provisions provided for in Condition 4(d)(b)(ii) and Condition 4(c)(ii)Error! Reference source not found. will continue to apply).

(viii)Definitions: As used in this Condition 4(d):
“Adjustment Spread” means either (a) a spread (which may be positive, negative or zero) or (b) a formula or methodology for calculating a spread, in each case to be applied to the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:
(i)in the case of a Successor Rate, is formally recommended in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body; or (if no such recommendation has been made, or in the case of an Alternative Rate),
(ii)the Issuer determines, following consultation with the Independent Adviser and acting in good faith and in a commercially reasonable manner is customarily applied to the relevant Successor Rate or the Alternative Rate (as the case may be) in international debt capital markets transactions to produce an industry-accepted replacement rate for the Original Reference Rate; or (if the Issuer determines that no such spread is customarily applied),
(iii)the Issuer determines, following consultation with the Independent Adviser and acting in good faith and in a commercially reasonable manner, is recognised or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be).
“Alternative Rate” means an alternative benchmark or screen rate which the Issuer determines in accordance with Condition 4(c)(d)(ii)(B) has replaced the Original Reference Rate in customary market usage in the international debt capital markets for the purposes of determining rates of interest (or the relevant component part thereof) for the same interest period and in the same Specified Currency as the Notes.
“Benchmark Amendments” has the meaning given to it in Condition 4(c)(d)(iv).
“Benchmark Event” means:
(1)the Original Reference Rate ceasing to be published for a period of at least five consecutive Business Days or ceasing to exist; or
(2)a public statement by the administrator of the Original Reference Rate that it has ceased or that it will cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate); or
(3)a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been or will be permanently or indefinitely discontinued; or

(4)a public statement by the supervisor of the administrator of the Original Reference Rate that means the Original Reference Rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences; or
(5)an official announcement by the supervisor of the administrator of the Original Reference Rate, with effect from a date after 31 December 2021, that the Original Reference Rate is no longer representative of its relevant underlying market; or
(6)it has become unlawful for the Principal Paying Agent, any Paying Agent, the Issuer or any other party to calculate any payments due to be made to any Holder using the Original Reference Rate, provided that the Benchmark Event shall be deemed to occur (a) in the case of subparagraphs (2) and (3) above, on the date of the cessation of publication of the Original Reference Rate or the discontinuation of the Original Reference Rate, as the case may be, (b) in the case of sub-paragraph (4) above, on the date of the prohibition of use of the Original Reference Rate and (c) in the case of sub-paragraph (5) above, on the date with effect from which the Original Reference Rate will no longer be (or will be deemed by the relevant supervisor to no longer be) representative of its relevant underlying market and which is specified in the relevant public statement and, in each case, not the date of the relevant public statement.
“Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Issuer at its own cost under Condition 4(c)(d)(iv).
“Original Reference Rate” means:
(i)the benchmark or screen rate (as applicable) originally specified for the purpose of determining the relevant Rate of Interest (or any relevant component part(s) thereof) on the Notes; or
(ii)any Successor Rate or Alternative Rate which has been determined in relation to such benchmark or screen rate (as applicable) pursuant to the operation of Condition 4(c)(d)(iv).
“Relevant Nominating Body” means, in respect of an Original Reference Rate:
(i)the central bank for the currency to which such Original Reference Rate relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of such Original Reference Rate; or
(ii)any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which such Original Reference Rate relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of such Original Reference Rate, (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof.
“Successor Rate” means a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body.
(e)Benchmark Discontinuation – ARRC SOFR
This Condition 4(c)(d) applies only if (i) the Specified Currency is U.S. dollars and the Reference Rate specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, is SOFR (Non Index) or SOFR (Index) and (ii) “Benchmark Discontinuation – ARRC SOFR” is also specified to be applicable in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement.
(i)Benchmark Replacement: If the Issuer determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.
(ii)Benchmark Replacement Conforming Changes: In connection with the implementation of a Benchmark Replacement, the Issuer will have the right to make Benchmark Replacement Conforming Changes from time to time.
If the Issuer exercises its right to make Benchmark Replacement Conforming Changes at any time, at the request of the Issuer, but subject to receipt by the Trustee and Principal Paying Agent of a certificate signed by two directors or other Authorised Signatories of the Issuer, upon which the Trustee may rely without liability or enquiry to any person, pursuant to Condition 4(c)(d)(iv), the Trustee and Principal Paying Agent shall (at the expense of the Issuer), without any requirement for the consent or approval of the Holders, be obliged to concur with the Issuer in effecting any Benchmark Replacement Conforming Changes (including, inter alia, by the execution of a deed supplemental to or amending the Trust Deed) and the Trustee and Principal Paying Agent shall not be liable to any party for any consequences thereof, provided that the Trustee and Principal Paying Agent shall not be obliged so to concur if in the opinion of the Trustee and Principal Paying Agent doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the rights and/or protective provisions afforded to the Trustee and/or the Principal Paying Agent (as applicable) in these Conditions, the Trust Deed (including, for the avoidance of doubt, any supplemental trust deed) or the Agency Agreement (including, for the avoidance of doubt, any supplemental agency agreement) in any way.
In connection with any such Benchmark Replacement Conforming Changes in accordance with this Condition 4(c)(d)(ii), the Issuer shall comply with the rules of any stock exchange on which the Notes are for the time being listed or admitted to trading.

Notwithstanding any other provision of this Condition 4(c)(d), no Benchmark Replacement will be adopted, nor will any other amendment to the terms and conditions of any Series of Notes be made to effect the Benchmark Replacement Conforming Changes, if and to the extent that, in the determination of the Issuer, the same could reasonably be expected to prejudice the qualification (to the extent applicable to the relevant Notes at the relevant time) of the relevant Series of Notes (in the case of Subordinated Notes) as Tier 2 capital or (in the case of Senior Preferred Notes and Senior Non-Preferred Notes) as MREL Eligible Liabilities (to the extent the relevant Series counts as such at the relevant time), as the case may be, such determination to be confirmed by the Issuer to the Trustee in a certificate signed by two directors or other Authorised Signatories of the Issuer (upon which certificate the Trustee is entitled to rely absolutely, without liability and without enquiry to any person).
In the case of Senior Preferred Notes and Senior Non-Preferred Notes only, no Benchmark Replacement will be adopted, and no other amendments to the terms of the Notes will be made pursuant to this Condition 4(c)(d), if and to the extent that, in the determination of the Issuer and to the extent applicable to the relevant Notes at the relevant time, the same could reasonably be expected to result in the Relevant Regulator treating the next Interest Payment Date as the effective maturity of the Notes, rather than the relevant Maturity Date, such determination to be confirmed by the Issuer to the Trustee in a certificate signed by two directors or other Authorised Signatories of the Issuer (upon which certificate the Trustee is entitled to rely absolutely, without liability and without enquiry to any person).
(iii)Decisions and Determinations: Any determination, decision or election that may be made by the Issuer pursuant to this Condition 4(c)(d), including (A) any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection and (B) for the avoidance of doubt, any Benchmark Replacement Conforming Changes, will be conclusive and binding (in the absence of manifest error) and subject as provided in this Condition 4(c)(d)), may be made in the Issuer’s sole discretion, and, subject as provided in this Condition 4(c)(d), shall become effective without consent from any other party.
(iv)Notices, etc.: Any Benchmark Replacement and the specific terms of any Benchmark Replacement Conforming Changes determined under this Condition 4(c)(d) will be notified promptly by the Issuer to the Trustee, the Principal Paying Agent, the Paying Agents and, in accordance with Condition 15, the Holders. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Replacement Conforming Changes, if any.
No later than notifying the Trustee and Principal Paying Agent of the same, the Issuer shall deliver to the Trustee and Principal Paying Agent a certificate signed by two directors or other Authorised Signatories of the Issuer:
(a)confirming (i) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, (ii) the relevant Benchmark Replacement and (iii) where applicable, the specific terms of any Benchmark Replacement

Conforming Changes, in each case as determined in accordance with the provisions of this Condition 4(c)(d); and
(b)certifying that the Benchmark Replacement Conforming Changes (if applicable) are appropriate to reflect the adoption of the relevant Benchmark Replacement.
The Trustee and Principal Paying Agent shall be entitled to rely on any certificate delivered pursuant to this Condition 4(c)(d) (without enquiry or liability to any person and without the obligation to verify or investigate the accuracy thereof) as sufficient evidence thereof. The Benchmark Replacement and the Benchmark Replacement Conforming Changes (if any) specified in such certificate will (in the absence of manifest error and without prejudice to the Trustee’s and the Principal Paying Agent’s ability to rely on such certificate as aforesaid) be conclusive and binding on the Issuer, the Trustee, the Principal Paying Agent, the Paying Agents and the Holders. For the avoidance of doubt, each of the Trustee and the Principal Paying Agent shall not be liable to the Holders or any other such person for so acting or relying on such certificate, irrespective of whether any such modification is or may be materially prejudicial to the interests of the Holders or any other such person.
(v)Definitions: As used in this Condition 4(c)(d):
“Benchmark” means, initially, SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement;
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuer as of the Benchmark Replacement Date:
(1)the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;
(2)the sum of: the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
(3)the sum of: (a) the alternate rate of interest that has been selected by the Issuer as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment;
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer as of the Benchmark Replacement Date:
(1)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or
(3)the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time;
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Accrual Period”, timing and frequency of determining rates and making payments of interest) that the Issuer decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer determines is reasonably necessary);
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark (or such component) permanently or indefinitely ceases to provide the Benchmark (or such component); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination;
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative;
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time;
“ISDA Fallback Adjustment” means the spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark;
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment;
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is SOFR, the Relevant Time, and (2) if the Benchmark is not SOFR, the time determined by the Issuer in accordance with the Benchmark Replacement Conforming Changes;
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto; and
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(f)Accrual of Interest
Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless payment of principal is improperly withheld or refused. In such event, interest will continue to accrue thereon (as well after as before any demand or judgment) at the rate then applicable to the principal amount of the Notes or such other rate as may be specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement until the date on which, upon (except in the case of any payment where presentation and/or surrender of the relevant Note is not required as a precondition of payment) due presentation of the relevant Note, the relevant payment is made or, if earlier (except in the case of any payment where presentation and/or surrender of the relevant Note is not required as a precondition of payment), the seventh day after the date on which, the Trustee, the Principal Paying Agent or, as the case may be, the Registrar having received the funds required to make such payment, notice is given to the Holders in accordance with Condition 15 of that circumstance (except to the extent that there is failure in the subsequent payment thereof to the relevant Holder).
5Redemption, Purchase, Substitution and Variation
(a)Redemption at Maturity
Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement in the relevant Specified Currency on the Maturity Date.
(b)Early Redemption for Taxation Reasons
Subject to Condition 5(j) below, if:
(A)
(i)in relation to any Series of Notes, a Withholding Tax Event occurs; or
(ii)in relation to any Series of Notes where “Tax Event Call” is specified as being applicable in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, a Tax Event occurs;
and
(B)a Tax Certificate has been delivered to the Trustee by the Issuer, the Issuer may, at its option, redeem all (but not some only) of the outstanding Notes comprising the relevant Series at their Early Redemption Amount referred to in Condition 5(d) below, together with accrued interest (if any) thereon, provided that:
(a)notice is given by the Issuer to the Trustee and the Holders in accordance with Condition 15 not less than 15 nor more than 60 days’ (or such other notice period as may be specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) prior to redemption;
(b)in the case of Floating Rate Notes only, redemption is to be on an Interest Payment Date; and
(c)where the Issuer would be obliged to pay additional amounts as provided in Condition 7 in respect of any payment due in respect of the Notes, then no such notice of redemption may be given earlier than 90 days (or, in the case of Floating Rate Notes, a number of days which is equal to the aggregate of the number of days falling within the then current interest period applicable to the Notes plus 60 days) prior to the earliest date on which the Issuer would be obliged to pay such additional amounts.
Any such notice of redemption given in accordance with this Condition 5(b) shall be irrevocable.
The Trustee shall be entitled to accept any evidence provided pursuant to (B) above (without liability or enquiry to any person) as sufficient evidence that the circumstances referred to therein prevail and that the events described in (A)(i) and/or (A)(ii) above have occurred, in which event they shall be conclusive and binding on the Holders.
For the purposes of this Condition 5(b):
“Change in Tax Law” means:
(a)any amendment to, clarification of, or change in, the laws or treaties (or any regulations thereunder) of any Taxing Jurisdiction affecting taxation;
(b)any governmental action in the Taxing Jurisdiction; or
(c)any amendment to, clarification of, or change in the official position or interpretation of such law, treaty (or regulation thereunder) or governmental action or any pronouncement that provides for a position with respect to such law, treaty (or regulation thereunder) or governmental action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, change, action, interpretation, pronouncement or decision is made known;
a “Tax Certificate” means a certificate signed by two directors or other Authorised Signatories of the Issuer, stating that, as of its date, the circumstances constituting a Tax Event or a Withholding Tax Event (as the case may be) are prevailing and describing the facts leading thereto;

a “Tax Event” shall occur if, as a result of a Change in Tax Law of the Taxing Jurisdiction which becomes effective or is announced on or after the Issue Date of the most recently issued Tranche of such Notes:
(a)the Issuer is, or will be, subject to pay additional amounts as provided in Condition 7 in respect of taxes, duties, governmental charges or civil liabilities with respect to the Notes or any payments thereunder;
(b)to the extent (prior to the relevant Change in Tax Law) the Issuer was entitled to claim a deduction in respect of the Notes in computing its taxation liabilities, the Issuer is no longer, or will no longer be, entitled to claim a deduction in respect of payments in respect of the Notes in computing its taxation liabilities (or the value of any such deduction would be reduced); or
(c)the treatment of any of the Issuer’s items of income or expense with respect to the Notes as reflected on the tax returns (including estimated returns) filed (or to be filed) by the Issuer will not be respected by a taxing authority, which subjects the Issuer to additional taxes, duties or governmental charges or civil liabilities;
“Taxing Jurisdiction” means the Kingdom of Sweden or any authority or agency therein or thereof having power to tax; and
a “Withholding Tax Event” shall occur if, in respect of any payment of principal or interest of the Notes, as a result of a Change in Tax Law of the Taxing Jurisdiction which becomes effective or is announced on or after the Issue Date of the most recently issued Tranche of such Notes, the Issuer would be required to pay additional amounts as provided in Condition 7.
(c)Redemption at the Option of the Issuer (Issuer Call)
Subject to Condition 5(j) below, if Issuer Call is specified as being applicable in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, the Issuer may, having given:
(i)not less than 15 nor more than 60 days’ notice (or such other notice period as may be specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) to the Holders in accordance with Condition 15; and
(ii)not less than 15 days before the giving of the notice referred to in (i) above, notice to the Trustee, the Principal Paying Agent (copied to the other Paying Agents, in the case of Bearer Notes) and the Registrar (copied to the Principal Paying Agent and the Transfer Agents, in the case of Registered Notes);
(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement.
In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion), as the case may be, in the case of Redeemed Notes represented by a global Note, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 15 not less than 15 days (or such other notice period as may be specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) prior to the date fixed for redemption. No exchange of the relevant global Note will be permitted during the period from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this Condition 5(c) and notice to that effect shall be given by the Issuer to the Holders in accordance with Condition 15 at least five days prior to the Selection Date.
(d)Early Redemption Amounts
For the purpose of Condition 5(b) above and Condition 6:
(i)each Note (other than a Zero Coupon Note) will be redeemed at its Early Redemption Amount (as specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement); and
(ii)each Zero Coupon Note will be redeemed at an amount (the “Amortised Face Amount”) calculated in accordance with the following formula:
Early Redemption Amount = RP x (1 + AY)y
where:
“RP”    means the Reference Price;
“AY”     means the Accrual Yield expressed as a decimal; and
“y”     is the Day Count Fraction specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, which will be either (i) 30/360 (in which case the numerator will be equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360); or (ii) Actual/360 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360); or (iii) Actual/365 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 365).
(e)Purchases
The Issuer or any of its consolidated subsidiaries may purchase Notes (provided that, in the case of Definitive Bearer Notes, all unmatured Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise, subject to (to the extent applicable to the relevant Notes at the relevant time), (i) (in the case of the Senior Preferred Notes and the Senior Non-Preferred Notes) the Applicable MREL Regulations or (in the case of the Subordinated Notes) the Applicable Capital Adequacy Regulations in force at the relevant time, (ii) the prior consent of the Relevant Regulator (if such consent is required by the Applicable MREL Regulations or the Applicable Capital Adequacy Regulations, as the case may be) and (iii) applicable law and regulation. Such Notes may be held, reissued, resold or, at the discretion of the Issuer, surrendered to the Principal Paying Agent or the Registrar, as the case may be, for cancellation.
In these Conditions:
“Relevant Regulator” means (to the extent applicable to the relevant Notes at the relevant time) (i) (in respect of the Subordinated Notes) the Swedish FSA and (ii) (in respect of the Senior Preferred Notes and the Senior Non-Preferred Notes) the Swedish National Debt Office or such other authority tasked with matters relating to the qualification of securities of the Issuer and/or the Group, as the case may be, under the Applicable MREL Regulations; and
“Swedish FSA” means the Swedish Financial Supervisory Authority (Sw: Finansinspektionen) or any successor entity primarily responsible for the prudential supervision of the Issuer or the Group, as the case may be.
(f)Cancellation
All Notes which are redeemed will forthwith be cancelled (together, in the case of Definitive Bearer Notes, with all unmatured Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and any Notes purchased and cancelled pursuant to Condition 5(e) above (together, in the case of Definitive Bearer Notes, with all unmatured Coupons and Talons cancelled therewith) shall be forwarded to the Principal Paying Agent and cannot be reissued or resold.
(g)Late Payment on Zero Coupon Notes
If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to Condition 5(a), 5(b) or 5(c) or upon its becoming due and repayable as provided in Condition 6 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in Condition 5(d)(ii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:
(i)the date on which all amounts due in respect of such Zero Coupon Note have been paid; and
(ii)five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Notes has been received by the Principal Paying Agent, the Registrar or the Trustee and notice to that effect has been given to the Holders in accordance with Condition 15.
(h)Subordinated Notes - Redemption Upon the Occurrence of a Capital Event
This Condition 5(h) applies only in the case of Notes specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement as being Subordinated Notes and where this Condition 5(h) is specified as being applicable in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, and references to “Notes” in this Condition 5(h) shall be construed accordingly.
Subject to Condition 5(j) below, if a Capital Event occurs, the Issuer may, within 90 calendar days of the occurrence of the relevant Capital Event, at its option, give notice to (i) the Trustee, (ii) the Principal Paying Agent and (iii) the Holders in accordance with Condition 15 (which notice shall be irrevocable) that all (but not some only) of the outstanding Notes comprising the relevant Series shall be redeemed:
(a)in the case of all Notes other than Floating Rate Notes, at any time within the period of not less than 15 nor more than 60 days (or such other notice period as may be specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) from the date of such notice; or
(b)in the case of Floating Rate Notes, (1) on any Interest Payment Date falling within the period of not less than 15 nor more than 60 days (or such other notice period as may be specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) from the date of such notice or (2) if there is no Interest Payment Date falling within (1) above, on the first Interest Payment Date to occur after the expiry of 60 days (or such other maximum notice period as may be specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) from the date of such notice, in each case, at their principal amount or such other amount as may be specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, together (in each case) with accrued interest (if any) thereon. Upon the expiry of such notice, the Issuer shall redeem the Notes.
In these Conditions:
“Applicable Capital Adequacy Regulations” means at any time the laws, regulations, requirements, guidelines and policies relating to capital adequacy then in effect in Sweden including, without limitation to the generality of the foregoing, CRD, regulatory technical standards and guidance from the European Banking Authority and those regulations, requirements, guidelines and policies relating to capital adequacy adopted from time to time and then in effect of the Relevant Regulator (whether or not such requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to the Issuer or the Group, as the case may be);
A “Capital Event” means the determination by the Issuer, after consultation with the Relevant Regulator, that by reason of the non-compliance of the Notes with the criteria for Tier 2 capital as a result of a change in Swedish law or Applicable Capital Adequacy Regulations or any change in the official application or interpretation thereof becoming effective on or after the Issue Date of the most recently issued Tranche of the Notes, either (i) the Notes are fully excluded or (ii) if the applicable Final Terms specify or, in the case of Exempt Notes, the applicable Pricing Supplement specifies that Partial Capital Exclusion applies and to the extent partial exclusion is not prohibited under the Applicable Capital Adequacy Regulations, the Notes are fully or partially excluded, from the Tier 2 capital of the Group and/or (if the relevant Notes are included at the time in the Tier 2 capital of the Issuer on an individual basis) the Issuer, as the case may be (other than as a result of any applicable limitation on the amount of such capital), such determination to be confirmed by the Issuer to the Trustee in a certificate signed by two directors or other Authorised Signatories of the Issuer; and
“Tier 2 capital” means Tier 2 capital for the purposes of the Applicable Capital Adequacy Regulations.
(i)Senior Preferred Notes and Senior Non-Preferred Notes - Redemption upon occurrence of a MREL Disqualification Event
This Condition 5(i) applies only in the case of Notes specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement as being Senior Preferred Notes or Senior Non-Preferred Notes and where this Condition 5(i) is specified as being applicable in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, and references to “Notes” and “Holders” in this Condition 5(i) shall be construed accordingly.
Upon the occurrence of a MREL Disqualification Event the Issuer may, at its option, but subject to Condition 5(j), give notice to (i) the Trustee, (ii) the Principal Paying Agent and (iii) the Holders in accordance with Condition 15 (which notice shall be irrevocable) that all (but not some only) of the outstanding Notes comprising the relevant Series shall be redeemed
(a)in the case of all Notes other than Floating Rate Notes, at any time within the period of not less than 15 nor more than 60 days (or such other notice period as may be specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) from the date of such notice; or
(b)in the case of Floating Rate Notes, (1) on any Interest Payment Date falling within the period of not less than 15 nor more than 60 days (or such other notice period as may be specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) from the date of such notice or (2) if there is no Interest Payment Date falling within (1) above, on the first Interest Payment Date to occur after the expiry of 60 days (or such other maximum notice period as may be specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) from the date of such notice, in each case, at their principal amount or at such other amount as may be specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, together (in each case) with accrued interest (if any) thereon. Upon the expiry of such notice, the Issuer shall redeem the Notes.
For the purposes of these Conditions:
“MREL Disqualification Event” means, in respect of a Series of Senior Preferred Notes or, as the case may be, Senior Non-Preferred Notes, the determination by the Issuer that, as a result of a change in any Applicable MREL Regulations becoming effective on or after the Issue Date of the most recently issued Tranche of the Notes, it is likely that the Notes will be fully excluded or partially excluded from the “eligible liabilities” (or any equivalent or successor term) available to meet any MREL Requirement (however called or defined by then Applicable MREL Regulations) of the Group and/or (if the relevant Notes are included at the time in such “eligible liabilities” available to meet any MREL Requirement of the Issuer on an individual basis) the Issuer, such determination to be confirmed by the Issuer to the Trustee in a certificate signed by two directors or other Authorised Signatories of the Issuer, provided that a MREL Disqualification Event shall not occur where such exclusion is or will be caused by (1) the remaining maturity of such Notes being less than any period prescribed by any applicable eligibility criteria under the Applicable MREL Regulations or (2) any applicable limits on the amount of “eligible liabilities” (or any equivalent or successor term) permitted or allowed to meet any MREL Requirement(s) being exceeded.
(j)Conditions to Redemption, Purchase, Substitution and Variation
No early redemption, purchase, substitution or variation as contemplated by this Condition 5 of such Notes may be made without the prior consent of the Relevant Regulator (if such consent is required at the relevant time (in the case of Subordinated Notes) by the Applicable Capital Adequacy Regulations or (in the case of Senior Preferred Notes and Senior Non-Preferred Notes) the Applicable MREL Regulations).
In addition, the Issuer may only redeem or purchase any Subordinated Notes prior to the fifth anniversary of the Issue Date of the most recently issued Tranche of the Subordinated Notes, (if required at the relevant time by the Applicable Capital Adequacy Regulations), if: (A) in the case of redemption upon the occurrence of a Withholding Tax Event or Tax Event, the Issuer has demonstrated to the satisfaction of the Relevant Regulator that the applicable change in tax treatment is material and was not reasonably foreseeable as at such Issue Date, (B) in the case redemption upon the occurrence of a Capital Event, the Issuer has demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable as at such Issue Date, or (C) in the case of a purchase pursuant to Condition 5(e), the Issuer having demonstrated to the satisfaction of the Relevant Regulator that the Issuer has (or will have), before or at the same time as such purchase, replaced the Notes with own funds instruments of equal or higher quality on terms that are sustainable for the income capacity of the Issuer, and the Relevant Regulator having permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances.
(k)Substitution or Variation
This Condition 5(k) applies only where this Condition 5(k) is specified as being applicable in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, and references to “Notes” in this Condition 5(k) shall be construed accordingly.
If at any time, (i) in the case of Senior Preferred Notes and Senior Non-Preferred Notes, a MREL Disqualification Event occurs and is continuing; (ii) in the case of Subordinated Notes, a Capital Event occurs and is continuing; (iii) in any case, a Withholding Tax Event occurs and is continuing; (iv) in any case, where “Tax Event Call” is specified as applicable in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, a Tax Event occurs and is continuing; or (v) in any case, in order to ensure the effectiveness and enforceability of Condition 18(f), the Issuer may, subject to Condition 5(j) (without any requirement for the consent or approval of the Holders or, subject as provided below, the Trustee) on giving not less than 15 nor more than 60 days’ (or such other notice period as may be specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) notice to (i) the Trustee, (ii) the Principal Paying Agent and (iii) the Holders in accordance with Condition 15 (which notice shall be irrevocable) either substitute all (but not some only) of the Notes for, or vary the terms of the Notes and/or the terms of the Trust Deed so that or provided that (as the case may be) they remain or, as appropriate, become, in the case of Senior Preferred Notes, Senior Preferred Qualifying Securities (as defined below), in the case of Senior Non-Preferred Notes, Senior Non-Preferred Qualifying Securities (as defined below) or, in the case of Subordinated Notes, Subordinated Qualifying Securities (as defined below), as the case may be.
The Trustee shall (at the request and expense of the Issuer) agree to the substitution of the Notes for, or the variation of the terms of the Notes so that or provided that (as the case may be) they remain or, as appropriate, become, in the case of Senior Preferred Notes, Senior Preferred Qualifying Securities, in the case of Senior Non-Preferred Notes, Senior Non-Preferred Qualifying Securities or, in the case of Subordinated Notes, Subordinated Qualifying Securities, as the case may be, as aforesaid, provided that (i) the Trustee receives the certificate in the form described in the definition of Senior Preferred Qualifying Securities, Senior Non-Preferred Qualifying Securities or Subordinated Qualifying Securities, as the case may be, in accordance with the provisions thereof, and (ii) the terms of the proposed Senior Preferred Qualifying Securities, Senior Non-Preferred Qualifying Securities or Subordinated Qualifying Securities or the agreement to such substitution or variation, as the case may be, would not impose, in the Trustee’s opinion, more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions and/or rights afforded to the Trustee in these Conditions or the Trust Deed (including, for the avoidance of doubt, any supplemental trust deed) in any way.
The Trustee shall not be liable for any such substitution or variation, as the case may be, or any consequences thereof.

In these Conditions:
“Senior Non-Preferred Qualifying Securities” means securities issued directly or indirectly by the Issuer that:
(a)(other than in respect of (i) the effectiveness and enforceability of Condition 18(f) and (ii) paragraph (4) below) have terms not materially less favourable to the Holders as a class than the terms of the Senior Non-Preferred Notes (as reasonably determined by the Issuer and provided that a certification to such effect of two directors or other Authorised Signatories of the Issuer, upon which the Trustee may rely without liability or enquiry to any person, shall have been delivered to the Trustee prior to (i) in the case of a substitution of the Senior Non-Preferred Notes, the issue of the relevant securities or (ii) in the case of a variation of the Senior Non-Preferred Notes, such variation, as the case may be), provided that they shall (1) include a ranking in right of payment at least equal to that of the Senior Non-Preferred Notes prior to such substitution or variation, as the case may be, (2) have the same interest rate and the same Interest Payment Dates as those from time to time applying to the Senior Non-Preferred Notes prior to such substitution or variation, as the case may be, (3) have the same redemption rights and obligations as the Senior Non-Preferred Notes prior to such substitution or variation, as the case may be, including, but not limited to, as to timing and amount, (4) comply with the then current requirements in relation to “eligible liabilities” (or any equivalent or successor term) provided for in the Applicable MREL Regulations, (5) preserve any existing rights under the Senior Non-Preferred Notes to any accrued interest which has not been paid in respect of the period from (and including) the Interest Payment Date last preceding the date of substitution or variation, as the case may be, or, if none, the Interest Commencement Date, (6) where the Senior Non-Preferred Notes which have been substituted or varied had a solicited credit rating immediately prior to their substitution or variation, be assigned a solicited credit rating equal to or higher than (i) the solicited credit rating of the Senior Non-Preferred Notes immediately prior to their substitution or variation or (ii) where the solicited credit rating of the Senior Non-Preferred Notes was, as a result of Condition 18(f) becoming ineffective and/or unenforceable, amended prior to such substitution or variation, the solicited credit rating of the Senior Non-Preferred Notes immediately prior to such amendment, and (7) not include any loss absorbing provisions such as principal write-offs, write-downs or conversion to equity, unless the triggers are objective and measurable; and
(b)are listed on a recognised stock exchange, if the Senior Non-Preferred Notes were listed immediately prior to such substitution or variation, as selected by the Issuer.
“Senior Preferred Qualifying Securities” means securities issued directly or indirectly by the Issuer that:
(a)(other than in respect of (i) the effectiveness and enforceability of Condition 18(f) and (ii) paragraph (4) below) have terms not materially less favourable to the Holders as a class than the terms of the Senior Preferred Notes (as reasonably determined by the Issuer, and provided that a certification to such effect of two directors or other Authorised Signatories of the Issuer, upon which the Trustee may rely without liability or enquiry to any person, shall have been delivered to the Trustee prior to (i) in the case of a substitution of the Senior Preferred Notes, the issue of the relevant securities or (ii) in the case of a variation of the Senior Preferred Notes, such variation, as the case may be), provided that they shall (1) include a ranking in right of payment at least equal to that of the Senior Preferred Notes prior to such substitution or variation, as the case may be, (2) have the same interest rate and the same Interest Payment Dates as those from time to time applying to the Senior Preferred Notes prior to such substitution or variation, as the case may be, (3) have the same redemption rights and obligations as the Senior Preferred Notes prior to such substitution or variation, as the case may be, including, but not limited to, as to timing and amount, (4) comply with the then current requirements in relation to “eligible liabilities” (or any equivalent or successor term) provided for in the Applicable MREL Regulations, (5) preserve any existing rights under the Senior Preferred Notes to any accrued interest which has not been paid in respect of the period from (and including) the Interest Payment Date last preceding the date of substitution or variation, as the case may be, or, if none, the Interest Commencement Date, (6) where the Senior Preferred Notes which have been substituted or varied had a solicited credit rating immediately prior to their substitution or variation, be assigned a solicited credit rating equal to or higher than (i) the solicited credit rating of the Senior Preferred Notes immediately prior to their substitution or variation or (ii) where the solicited credit rating of the Senior Preferred Notes was, as a result of Condition 18(f) becoming ineffective and/or unenforceable, amended prior to such substitution or variation, the solicited credit rating of the Senior Preferred Notes immediately prior to such amendment, and (7) not include any loss absorbing provisions such as principal write-offs, write-downs or conversion to equity, unless the triggers are objective and measurable; and
(b)are listed on a recognised stock exchange, if the Senior Preferred Notes were listed immediately prior to such substitution or variation, as selected by the Issuer.
“Subordinated Qualifying Securities” means securities issued directly or indirectly by the Issuer that:
(c)(other than in respect of (i) the effectiveness and enforceability of Condition 18(f) and (ii) paragraph (4) below) have terms not materially less favourable to the Holders as a class than the terms of the Subordinated Notes (as reasonably determined by the Issuer, and provided that a certification to such effect of two directors or other Authorised Signatories of the Issuer, upon which the Trustee may rely without liability or enquiry to any person, shall have been delivered to the Trustee prior to (i) in the case of a substitution of the Subordinated Notes, the issue of the relevant securities or (ii) in the case of a variation of the Subordinated Notes, such variation, as the case may be), provided that they shall (1) include a ranking in right of payment at least equal to that of the Subordinated Notes prior to such substitution or variation, as the case may be, (2) have the same interest rate and the same Interest Payment Dates as those from time to time applying to the Subordinated Notes prior to such substitution or variation, as the case may be, (3) have the same redemption rights and obligations as the Subordinated Notes prior to such substitution or variation, as the case may be, including, but not limited to, as to timing and amount, (4) comply with the then current requirements of the Relevant Regulator in relation to Tier 2 capital,

(5) preserve any existing rights under the Subordinated Notes to any accrued interest which has not been paid in respect of the period from (and including) the Interest Payment Date last preceding the date of substitution or variation, as the case may be, or, if none, the Interest Commencement Date, (6) where the Subordinated Notes which have been substituted or varied had a solicited credit rating immediately prior to their substitution or variation, be assigned a solicited credit rating equal to or higher than (i) the solicited credit rating of the Subordinated Notes immediately prior to their substitution or variation or (ii) where the solicited credit rating of the Subordinated Notes was, as a result of Condition 18(f) becoming ineffective and/or unenforceable, amended prior to such substitution or variation, the credit rating of the Subordinated Notes immediately prior to such amendment, and (7) not include any loss absorbing provisions such as principal write-offs, write-downs or conversion to equity, unless the triggers are objective and measurable; and
(d)are listed on a recognised stock exchange, if the Subordinated Notes were listed immediately prior to such substitution or variation, as selected by the Issuer.
(l)Clean-Up Call Option
This Condition 5(l) applies only in the case of Notes where this Condition 5(l) is specified as being applicable in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement and references to “Notes” and “Holders” in this Condition 5(l) shall be construed accordingly.
If the Clean-up Call Minimum Percentage (or more) of the principal amount outstanding of the Notes originally issued have been redeemed or purchased and subsequently cancelled in accordance with this Condition 5, the Issuer may, at its option, but subject to Condition 5(j), give notice to (i) the Trustee, (ii) the Principal Paying Agent and (iii) the Holders in accordance with Condition 15 (which notice shall be irrevocable) that all (but not some only) of the outstanding Notes comprising the relevant Series shall be redeemed:
(a)in the case of all Notes other than Floating Rate Notes, at any time within the period of not less than 15 nor more than 60 days (or such other notice period as may be specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) from the date of such notice; or
(b)in the case of Floating Rate Notes, (1) on any Interest Payment Date falling within the period of not less than 15 nor more than 60 days (or such other notice period as may be specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) from the date of such notice or (2) if there is no Interest Payment Date falling within (1) above, on the first Interest Payment Date to occur after the expiry of 60 days (or such other maximum notice period as may be specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement) from the date of such notice, in each case, at their principal amount or at such other amount as may be specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement as the Clean-Up Call Option Amount together (in each case) with accrued interest (if any) thereon. Upon the expiry of such notice, the Issuer shall redeem the Notes.

For the purposes of this Condition 5(l), any further notes, bonds or debentures issued pursuant to Condition 16 which are consolidated and form a single series with the Notes of any Series outstanding at that time will be deemed to be originally issued.
For the purposes of these Conditions, “Clean-Up Call Minimum Percentage” means 75 per cent., unless otherwise specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement.
6Events of Default
(a)Events of Default
(i)The following shall be events of default (each an “Event of Default”) in relation to the Notes of any Series, namely:
(A)the Issuer shall default in the payment of principal in respect of any Note due and payable in accordance with these Conditions and any such default continues for 7 days or the Issuer shall default in the payment of interest due on any Notes on an Interest Payment Date or any other date on which the payment of interest is compulsory and any such default continues for 30 days; or
(B)a court or agency or supervisory authority in the Kingdom of Sweden (having jurisdiction in respect of the same) shall have instituted a proceeding or entered a decree or order for the appointment of a receiver or liquidator in any insolvency, rehabilitation, readjustment of debt, marshalling of assets and liabilities, or similar arrangements involving the Issuer or all or substantially all of its property and such proceeding, decree or order shall not have been vacated or shall have remained in force undischarged or unstayed for a period of 60 days; or
(C)the Issuer shall file a petition to take advantage of any insolvency statute or voluntarily suspends payment of its obligations.
For the avoidance of doubt, a “resolution” or “moratorium” under the BRRD will not constitute an Event of Default.
Subject to Condition 13, if any Event of Default shall have occurred and be continuing in relation to any Series of Notes, the Trustee may at its discretion, and if so requested by Holders of at least one-quarter in principal amount of the Notes of such Series then outstanding or if so directed by an Extraordinary Resolution (as defined in the Trust Deed) will, by written notice to the Issuer declare that such Notes are and shall, subject to the provisions set out below in this Condition 6(a)(i), immediately become, due and payable at their Early Redemption Amount together with all interest (if any) accrued thereon.
If a Note becomes due and payable under this Condition 6(a)(i), the Trustee may institute such steps, including the obtaining of a judgment against the Issuer for any amount due in respect of the Notes, as it thinks desirable with a view to having the Issuer declared bankrupt (Sw: konkurs) or put into liquidation (Sw: likvidation) but not otherwise and consequently if the Notes become due and payable under this Condition 6(a)(i) the Issuer shall, with the prior consent of the Relevant Regulator (if such consent is required by the Applicable MREL Regulations (in the case of Senior Preferred Notes and Senior Non-Preferred Notes) or the Applicable Capital Adequacy Regulations (in the case of Subordinated Notes)), only be required to make such payment after it has been declared bankrupt (Sw: konkurs) or put into liquidation (Sw: likvidation).
(ii)The Trustee may at its discretion institute such proceedings against the Issuer as it may think fit to enforce any obligation, condition, undertaking or provision binding on the Issuer under the Notes (other than, without prejudice to Condition 6(a)(i) above, any obligation for the payment of any principal or interest in respect of the Notes) provided that the Issuer shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums sooner than the same would otherwise have been payable by it.
(iii)No remedy against the Issuer, other than as provided in Condition 6(a)(i) and 6(a)(i) above or proving or claiming in the bankruptcy (Sw: konkurs) or liquidation (Sw: likvidation) of the Issuer in the Kingdom of Sweden or elsewhere, shall be available to the Trustee or the Holders of Notes, whether for the recovery of amounts owing in respect of the Notes or in respect of any breach by the Issuer of any of its obligations or undertakings under the Notes or the Trust Deed. For the avoidance of doubt, this does not affect the Trustee’s personal rights to be paid and/or indemnified.
(b)Exercise of Swedish Statutory Loss Absorption Powers
The exercise of any Swedish Statutory Loss Absorption Powers by the Relevant Resolution Authority with respect to the Notes will not be an Event of Default with respect to such Notes.
7Taxation
(a)All amounts payable (whether in respect of principal, redemption amount, interest or otherwise) in respect of the Notes or Coupons by or on behalf of the Issuer will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, in the case of a payment of interest only, the Issuer will pay such additional amounts as may be necessary in order that the net amounts received by any Holder after such withholding or deduction shall equal the respective amounts which would have been receivable by such Holder in the absence of such withholding or deduction; except that no such additional amounts shall be payable in respect of any payment in respect of any Note or Coupon:
(i)to, or to a third party on behalf of, a Holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Note or Coupon by reason of his having some connection with the Taxing Jurisdiction other than the mere holding of such Note or Coupon; or

(ii)presented for payment by a Holder who is able to avoid such withholding or deduction by making a declaration of non-residence or other similar claim for exemption; or
(iii)presented for payment more than 30 days after the Relevant Date, except to the extent that the relevant Holder would have been entitled to such additional amounts on presenting the same for payment on the expiry of such period of 30 days; or
(iv)presented for payment in the Kingdom of Sweden.
(b)For the purposes of these Conditions, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Trustee or the Principal Paying Agent on or prior to such due date, it means the first date on which the full amount of such moneys has been so received and notice to that effect shall have been duly given to the Holders of the Notes of the relevant Series in accordance with Condition 15.
(c)Notwithstanding anything to the contrary in the paragraph (a) above, neither the Issuer nor any paying agent or any other person shall be required to pay any additional amounts with respect to any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law or regulation implementing an intergovernmental approach thereto.
(d)Any reference in these Conditions to interest in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Condition 7.
8Payments
(a)Method of Payment
Subject as provided below:
(i)payments in a Specified Currency other than Euro will be made by credit or transfer to an account in the relevant Specified Currency maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively); and
(ii)payments in Euro will be made by credit or transfer to a Euro account (or any other account to which Euro may be credited or transferred) specified by the payee or, at the option of the payee, by a Euro cheque.
Payments will be subject in all cases to (a) any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 7 and (b) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement). References to “Specified Currency” will include any successor currency under applicable law.
(b)Presentation of Definitive Bearer Notes and Coupons
Payments of principal in respect of Definitive Bearer Notes will (subject as provided below) be made in the manner provided in Condition 8(a) above against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Definitive Bearer Notes, and payments of interest in respect of Definitive Bearer Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)).
Except as provided below, all payments of interest and principal with respect to Bearer Notes will be made at such paying agencies outside the United States as the Issuer may appoint from time to time and to accounts outside the United States.
Fixed Rate Notes in definitive bearer form (other than Long Maturity Notes (as defined below)) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 7) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 9) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.
Upon any Fixed Rate Note in definitive bearer form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.
Upon the date on which any Floating Rate Note, Reset Note or Long Maturity Note in definitive bearer form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof. A “Long Maturity Note” is a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such Note shall cease to be a Long Maturity Note on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such Note.
If the due date for redemption of any Definitive Bearer Note is not an Interest Payment Date, interest (if any) accrued in respect of such Definitive Bearer Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant Definitive Bearer Note.
On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Principal Paying Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 9.
(c)Payments in Respect of Bearer Notes in Global Form
Payments of principal and interest (if any) in respect of Notes represented by any bearer global Note will (subject as provided below) be made in the manner specified above in relation to Definitive Bearer Notes or otherwise in the manner specified in the relevant bearer global Note, where applicable, against presentation or surrender, as the case may be, of such bearer global Note at the specified office of any Paying Agent outside the United States. A record of each payment made, distinguishing between any payment of principal and any payment of interest, will be made on such bearer global Note either by the Paying Agent to which it was presented or in the records of Euroclear and Clearstream, Luxembourg, as applicable.
(d)Payments in Respect of Registered Notes
Payments of principal in respect of Registered Notes (whether in definitive or global form) will be made in the manner provided in Condition 8(a) above to the persons in whose name such Notes are registered at the close of business on the business day (being for this purpose a day on which banks are open for business in the city where the Registrar is located) immediately prior to the relevant payment date against presentation and surrender (or, in the case of part payment of any sum due only, endorsement) of such Notes at the specified office of the Registrar.
Payments of interest due on a Registered Note (whether in definitive or global form) will be made in the manner specified in Condition 8(a) to the person in whose name such Note is registered (i) where in global form, at the close of business on the business day (being for this purpose a day on which Euroclear and Clearstream, Luxembourg are open for business) prior to such due date and (ii) where in definitive form, at the close of business on the fifteenth day (whether or not such fifteenth day is a business day (being for this purpose a day on which banks are open for business in the city where the specified office of the Registrar is located) (the “Record Date”)) prior to such due date. In the case of payments by cheque, cheques will be mailed to the Holder (or the first named of joint Holders) at such Holder’s registered address on the business day (as described above) immediately preceding the due date.
If payment in respect of any Registered Notes is required by credit or transfer as referred to in Condition 8(a) above, application for such payment must be made by the Holder to the Registrar not later than the relevant Record Date.

(e)General Provisions Applicable to Payments
The Holder of a global Note (or, as provided in the Trust Deed, the Trustee) shall be the only person entitled to receive payments in respect of Notes represented by such global Note and the Issuer will be discharged by payment to, or to the order of, the Holder of such global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer to, or to the order of, the Holder of such global Note.
Notwithstanding the foregoing provisions of this Condition, if any amount of principal and/or interest in respect of Bearer Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of such Bearer Notes will be made at the specified office of a Paying Agent in the United States if:
(i)the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Notes in the manner provided above when due;
(ii)payment of the full amount of such principal and/or interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and
(iii)such payment is then permitted under United States law without involving, in the opinion of the Issuer, adverse tax consequences to the Issuer.
(f)Payment Day
If the date for payment of any amount in respect of any Note or Coupon is not a Payment Day, the Holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Payment Day” means any day which (subject to Condition 9) is:
(i)a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:
(A)in the case of Notes in definitive form only, the relevant place of presentation;
(B)each Financial Centre (other than T2) specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement; and

(C)if T2 is specified as a Financial Centre in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement, a day on which T2 is open; and
(ii)either (I) in relation to any sum payable in a Specified Currency other than Euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively) or (II) in relation to any sum payable in Euro, a day on which T2 is open.
(g)Interpretation of Principal and Interest
Any reference in the Conditions to principal in respect of the Notes shall be deemed to include, as applicable:
(i)the Final Redemption Amount of the Notes;
(ii)the Early Redemption Amount of the Notes;
(iii)the Optional Redemption Amount(s) (if any) of the Notes;
(iv)the Clean-Up Call Option Amount (if any) of the Notes;
(v)in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 5(d)); and
(vi)any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.
Any reference in the Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 7 or under any undertaking or covenant given in addition thereto, or in substitution therefor, pursuant to the Trust Deed.
9Prescription
(a)The Notes (whether in bearer or registered form) and Coupons will become void unless claims in respect of principal and/or interest are made within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date relating thereto. Any moneys paid by the Issuer to the Agents for the payment of principal or interest in respect of the Notes and remaining unclaimed for two years after the date on which such principal or interest shall have become due shall (at the Issuer’s request) be repaid by the relevant Agent to the Issuer, and the Holders of the relevant Notes or Coupons shall thereafter only look to the Issuer for any payment which such Holders may be entitled to collect.
(b)There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 8(b) or any Talon which would be void pursuant to Condition 8(b).

10Agents
The initial Agents and their respective initial specified offices are specified below. If any additional Paying Agents are appointed in connection with any Series of Notes, the names of such Paying Agents will be specified in Part B of the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement. The Issuer (with the prior written approval of the Trustee (such approval not to be unreasonably withheld)) reserves the right at any time to vary or terminate the appointment of any Agent and to appoint additional or other Agents provided that:
(a)there will at all times be a Paying Agent (in the case of Bearer Notes) in a jurisdiction within continental Europe;
(b)so long as the Notes are listed on any stock exchange or admitted to trading by any other relevant authority, there will at all times be a Paying Agent, which may be the Principal Paying Agent, and a Registrar and a Transfer Agent (in the case of Registered Notes) with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority;
(c)there will at all times be a Registrar (in the case of a Series of Registered Notes) which, if the Registrar originally appointed in respect of such Series had its specified office outside the United Kingdom, shall also have a specified office outside the United Kingdom.
In addition, the Issuer shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 8(b).
The Agents reserve the right at any time to change their respective specified offices to some other specified office in the same city.
Notice of all changes in the identities or specified offices of the Agents, will be notified promptly to the Issuer, the Trustee and the Holders.
11Replacement of Notes and Coupons
If any Note or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent (in the case of Bearer Notes) or of the Registrar (in the case of Registered Notes), subject to all applicable laws and the requirements of any stock exchange on which the Notes are listed, upon payment by the claimant of all expenses incurred in such replacement and upon such terms as to evidence, security, indemnity and otherwise as the Issuer and the Principal Paying Agent or, as the case may be, the Registrar may require. Mutilated or defaced Notes and Coupons must be surrendered before replacements will be delivered therefor.
12Meetings of Holders, Modification and Waiver and Substitution
(a)Meetings of Holders
The Trust Deed contains provisions for convening meetings of Holders (including by audio or video conference call) to consider any matter affecting their interests, including (without limitation) the modification of the Notes, the Coupons or of any provision of these Conditions, the Agency Agreement or the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution. Any Extraordinary Resolution (i) duly passed at any meeting of Holders or (ii) passed by way of electronic consents given by Holders through the relevant clearing system(s) will be binding on all Holders, whether or not they are present at any meeting and whether or not they had voted on the resolution.
Such a meeting may be convened by the Trustee, the Issuer or by the Trustee upon the request in writing of Holders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be one or more persons holding or representing not less than 50 per cent of the aggregate principal amount of the Notes for the time being outstanding or, at any adjourned meeting, one or more persons being or representing Holders whatever the aggregate principal amount of the Notes held or represented; provided, however, that certain proposals (including any proposal to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes, to alter the method of calculating the amount of any payment in respect of the Notes or the date for any such payment, to change the currency of payments under the Notes or to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution) may only be sanctioned by an Extraordinary Resolution passed at a meeting of Holders at which one or more persons holding or representing not less than two thirds or, at any adjourned meeting, one or more persons holding or representing not less than one third in principal amount of the Notes for the time being outstanding form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Holders, whether present or not.
In addition, a resolution in writing signed by or on behalf of Holders representing not less than 75 per cent. in principal amount of the Notes for the time being outstanding who for the time being are entitled to receive notice of a meeting of Holders under the Trust Deed will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Holders.
(b)Modification and waiver
The Trustee may agree, without the consent of the Holders, to (i) any modification of any provision of the Trust Deed which is of a formal, minor or technical nature or is made to correct a manifest error and (ii) any other modification (except such modifications in respect of which an increased quorum is required, as mentioned in the Trust Deed) and any waiver or authorisation of any breach or proposed breach, of any provision the Notes, of these Conditions or the Trust Deed or determine, without any such consent as aforesaid, that any Event of Default shall not be treated as such, where, in any such case, it is not, in the opinion of the Trustee materially prejudicial to the interests of the Holders. In addition, the Trustee shall be obliged to concur with the Issuer without the consent of the Holders in effecting (i) any Benchmark Amendments in the circumstances and as otherwise set out in Condition 4(d); (ii) any Benchmark Replacement Conforming Changes in the circumstances and as otherwise set out in Condition 4(e), and (iii) any substitution of a Series of Notes or variation of the terms of a Series of Notes and/or the terms of the Trust Deed in respect thereof in the circumstances and as otherwise set out in Condition 5(k). Any such modification, substitution, waiver, authorisation or determination shall be binding on the Holders and, if the Trustee so requires, such modification shall be notified to the Holders as soon as practicable thereafter.

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, substitution, authorisation or determination), the Trustee shall have regard to the general interests of the Holders as a class (but shall not have regard to any interests arising from circumstances particular to individual Holders whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Holders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Holder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Holders except to the extent already provided for in Condition 7 and/or any undertaking or covenant given in addition to, or in substitution for, Condition 7 pursuant to the Trust Deed.
Any modification to these Conditions in relation to the Notes is subject to the prior permission of the Relevant Regulator (if such permission is required by the Applicable MREL Regulations or Applicable Capital Adequacy Regulations, as the case may be).
(c)Substitution
The Trust Deed contains provisions permitting the Trustee to agree, subject to such amendments to the Trust Deed and such other conditions as the Trustee may require, without the consent of the Holders, to the substitution of any other company in place of the Issuer, or of any previously substituted company as principal debtor under the Notes, Coupons and the Trust Deed provided always that the Trustee is satisfied that the interests of the Holders will not be materially prejudiced by the substitution, and certain other conditions set out in the Trust Deed are complied with. Any such substitution in relation to any Series of Notes is subject to the prior consent of the Relevant Regulator (if such consent is required (in the case of Subordinated Notes) by the Applicable Capital Adequacy Regulations or (in the case of Senior Preferred Notes and Senior Non-Preferred Notes) the Applicable MREL Regulations).
13Enforcement
At any time after the Notes become due and payable (subject to Condition 6, as applicable), the Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer as it may think fit to enforce the terms of the Trust Deed, the Notes and the Coupons, but it need not take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Holders holding at least one-quarter in principal amount of the Notes outstanding, and (b) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. No Holder of Notes or Coupons may proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing. The Trustee shall not be obliged to make a declaration as referred to in Condition 6(a)(i) unless indemnified and/or secured and/or prefunded to its satisfaction.
14Indemnification of the Trustee
The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified and/or secured and/or prefunded to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit.
15Notices
(a)To Holders of Bearer Notes
Notices to Holders of Bearer Notes will be deemed to be validly given if published in a leading daily newspaper having general circulation in London (which is expected to be the Financial Times) or, if such publication is not practicable, if published in a leading English-language newspaper having general circulation in the United Kingdom approved by the Trustee or, in the case of Notes represented by a Temporary Global Note or a Permanent Global Note, if delivered to Euroclear and Clearstream, Luxembourg for communication by them to the persons shown in their respective records as having interests therein. Provided that, in the case of Notes listed on a stock exchange or admitted to trading by another relevant authority and if the rules of that stock exchange or relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by those rules or by such other means as required by the relevant stock exchange or relevant authority. Any notice so given will be deemed to have been validly given on the date of such publication (or, if published more than once, on the date of first such publication) or, as the case may be, on the fourth Business Day after the date of such delivery.
Holders of Coupons shall be deemed for all purposes to have notice of the contents of any notice to the Holders of Bearer Notes in accordance with this Condition.
(b)To Holders of Registered Notes
In the case of any Registered Notes represented by a global Note, notices shall be deemed to be validly given if delivered to Euroclear, Clearstream, Luxembourg for communication by them to the persons shown in their respective records as having interests therein. Any notice so given will be deemed to have been validly given on the date of such delivery.
Notices to Holders of Registered Notes will be deemed to be validly given if sent by first class mail to them (or, in the case of joint Holders, to the first-named in the register kept by the Registrar) at their respective addresses as recorded in the register kept by the Registrar, and will be deemed to have been validly given on the fourth Business Day after the date of such mailing and, in addition, for so long as any Registered Notes are listed on a stock exchange or admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by those rules or by such other means as required by the relevant stock exchange or relevant authority.
(c)To the Issuer
Notices to the Issuer will be deemed to be validly given if delivered to the Issuer at its official address registered with the Swedish Companies Office from time to time, for the attention of the Chief Financial Officer with a copy to cfp@klarna.com, and will be deemed to have been validly given at the opening of business on the next day on which the Issuer’s principal office is open for business.

16Further Issues
The Issuer may from time to time without the consent of the Holders of any Notes of any Series create and issue further notes, bonds or debentures having the same terms and conditions as the Notes of such Series in all respects (or in all respects except for the issue date, issue price, the first payment of interest, if any, on them and the date from which interest starts to accrue) and so that the same shall be consolidated and form a single series with the Notes of such Series.
17Currency Indemnity
The currency in which the Notes are denominated or, if different, payable, as specified in the applicable Final Terms or, in the case of Exempt Notes, the applicable Pricing Supplement (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer in respect of the Notes, including damages. Any amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction or otherwise) by any Holder of a Note or a Coupon in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer to the extent of the amount in the Contractual Currency which such Holder is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that amount is less than the amount in the Contractual Currency expressed to be due to any Holder of a Note or a Coupon in respect of such Note or Coupon the Issuer shall indemnify such Holder against any loss sustained by such Holder as a result. In any event, the Issuer shall indemnify each such Holder against any cost of making such purchase which is reasonably incurred. These indemnities constitute a separate and independent obligation from the Issuer’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note or a Coupon and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due in respect of the Notes or any judgment or order. Any such loss aforesaid shall be deemed to constitute a loss suffered by the relevant Holder of a Note or a Coupon and no proof or evidence of any actual loss will be required by the Issuer.
18Governing Law, Jurisdiction and Swedish Statutory Loss Absorption Powers
(a)Governing law: The Notes, the Agency Agreement and the Trust Deed, all matters arising from or connected with them and any non-contractual obligations arising out of or in connection therewith are governed by, and shall be construed in accordance with, English law, except that the provisions in the Notes under Condition 3 and Clause 5 of the Trust Deed are governed by, and shall be construed in accordance with, Swedish law.
(b)English courts: The Issuer agrees for the benefit of the Trustee and the Holders that the courts of England shall have exclusive jurisdiction to settle any dispute (a “Dispute”) arising from or connected with the Notes (including a Dispute relating to any non-contractual obligations arising out of or in connection therewith).
(c)Appropriate forum: The Issuer agrees that the courts referred to in Condition 18(b) are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue that any other courts are more appropriate or convenient.
(d)Rights of Holders to take proceedings outside England: Condition 18(a) is for the benefit of the Trustee and the Holders only. As a result, nothing in this Condition 18 prevents the Trustee or any Holder from taking proceedings relating to a Dispute (“Proceedings”) (including any Proceedings relating to any non-contractual obligations arising out of or in connection with the Notes and the Trust Deed) in any other courts with jurisdiction. To the extent allowed by law, the Trustee and the Holders may take concurrent Proceedings in any number of jurisdictions.
(e)Process agent: The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered in connection with any Proceedings in England to Klarna Bank AB UK Branch at Aviation House, 125 Kingsway, Holborn, London WC2B 6NH, United Kingdom. If such person is not or ceases to be effectively appointed to accept service of process on the Issuer’s behalf, the Issuer shall, on the written demand of any Holder addressed to the Issuer and delivered to the Issuer or to the specified office of the Trustee, appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, any Holder shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer or to the specified office of the Trustee. Nothing in this paragraph shall affect the right of any Holder to serve process in any other manner permitted by law. This Condition applies to Proceedings in England and to Proceedings elsewhere.
(f)Acknowledgement of Swedish Statutory Loss Absorption Powers: Notwithstanding and to the exclusion of any other term of the Notes or any other agreements, arrangements or understanding between the Issuer and any Holder (which, for the purposes of this Condition 18(f), includes each holder of a beneficial interest in the Notes), by its acquisition of the Notes, each Holder acknowledges and accepts that any liability arising under the Notes may be subject to the exercise of Swedish Statutory Loss Absorption Powers by the Relevant Resolution Authority and acknowledges, accepts, consents to and agrees to be bound by:
(i)the effect of the exercise of any Swedish Statutory Loss Absorption Powers by the Relevant Resolution Authority, which exercise (without limitation) may include and result in any of the following, or a combination thereof:
(I)the reduction of all, or a portion, of the Relevant Amounts in respect of the Notes;
(II)the conversion of all, or a portion, of the Relevant Amounts in respect of the Notes into shares, other securities or other obligations of the Issuer or another person, and the issue to or conferral on the Holder of such shares, securities or obligations, including by means of an amendment, modification or variation of the terms of the Notes;

(III)the cancellation of the Notes or the Relevant Amounts in respect of the Notes; and
(IV)the amendment of the amount of interest payable on the Notes, or the date on which interest becomes payable, including by suspending payment for a temporary period; and
(ii)the variation of the terms of the Notes, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of any Swedish Statutory Loss Absorption Powers by the Relevant Resolution Authority.
Upon the Issuer being informed or notified by the Relevant Resolution Authority of the actual exercise of the Swedish Statutory Loss Absorption Powers or the date from which the Swedish Statutory Loss Absorption Powers shall be effective with respect to the Notes, the Issuer shall notify the Holders in accordance with Condition 15 without delay. Any delay or failure by the Issuer to give such notice shall not affect the validity and enforceability of the Swedish Statutory Loss Absorption Powers nor the effects on the Notes described in this Condition.
For the purposes of this Condition 18(f):
“Relevant Amounts” means the outstanding principal amount of the Notes, together with any accrued but unpaid interest and additional amounts (as described in Condition 7) due on the Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any Swedish Statutory Loss Absorption Powers by the Relevant Resolution Authority;
“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Swedish Statutory Loss Absorption Powers in relation to the Issuer; and
“Swedish Statutory Loss Absorption Powers” means any write-down, conversion, transfer, modification, suspension or similar or related power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Sweden, relating to (i) the transposition of the BRRD (including but not limited to the Resolution Act (Lagen (2015:1016 om resolution)) as amended or replaced from time to time and (ii) the instruments, rules and standards created thereunder, pursuant to which any obligation of the Issuer (or any affiliate of the Issuer) can be reduced, cancelled, modified, or converted into shares, other securities or other obligations of the Issuer or any other person (or suspended for a temporary period).
19Third Parties
No person shall have any right to enforce any term or condition of this Note under the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of any person which exists or is available apart from that Act.